Exhibit 4.8

PROJECT OMEGA

US$ 1,300,000,000 ADDITIONAL FACILITY AAA ACCESSION AGREEMENT

To:     The Bank of Nova Scotia as Facility Agent and Security Agent
From:    The persons listed in Schedule 1 to this Additional Facility AAA Accession Agreement (the “Additional Facility AAA Lenders”, such defined term to include any lender which becomes a New Lender in respect of Facility AAA, by the execution by the Facility Agent of a Transfer Agreement substantially in the form set out in Schedule 3A (Transfer Agreement) to this Additional Facility AAA Accession Agreement).
Date: 31 January 2025
Sunrise HoldCo III B.V. – Credit Agreement dated 16 January 2004 as amended from time to time (the “Credit Agreement”)
1.In this Additional Facility AAA Accession Agreement:
“Existing Interest Period” means the Interest Period which is current in respect of the outstanding Facility AX Advance as at the first Utilisation Date in respect of the Facility AAA Advance.
“Facility AAA” means the US$ 1,300,000,000 term loan facility made available under this Additional Facility AAA Accession Agreement.
“Facility AAA Advance” means each U.S. Dollar denominated advance made to Sunrise Financing by the Additional Facility AAA Lenders under Facility AAA.
“Facility AAA Commitment” means, in relation to an Additional Facility AAA Lender, the amount in U.S. Dollars set opposite its name under the heading “Facility AAA Commitment” in Schedule 1 (Additional Facility AAA Lenders and Commitments) of this Additional Facility AAA Accession Agreement and any such Facility AAA Commitment transferred to it or assumed by it under the Credit Agreement, in each case, to the extent not cancelled, reduced or transferred by it under this Additional Facility AAA Accession Agreement or the Credit Agreement.
“Facility AX Advance” means the Advance made to Sunrise Financing by the lenders under Facility AX (each as defined in the Additional Facility AX Accession Agreement dated 20 April 2021).
“Fee Letter” means the fee letter dated 27 January 2025 between Sunrise Financing, Sunrise HoldCo III B.V. and certain Mandated Lead Arrangers and Underwriters (each as defined therein).
“Liberty Global Reference Agreement” means any or all of:
(i)the credit agreement dated 5 March 2015 between, among others, Ziggo Secured Finance B.V. as SPV borrower and The Bank of Nova Scotia as facility agent;
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(ii)the credit agreement dated 24 May 2019 between, among others, DLG Acquisitions Limited as parent and National Westminster Bank plc as facility agent;
(iii)the credit agreement dated 7 June 2013 between, among others, Virgin Media Investment Holdings Limited as company and The Bank of Nova Scotia as facility agent;
(iv)the credit agreement dated 1 August 2007 between, among others, Telenet NV as borrower and The Bank of Nova Scotia as facility agent;
(v)the credit agreement dated 17 June 2021 between, among others, Virgin Media Ireland Limited as borrower and The Bank of Nova Scotia as facility agent;
(vi)the indenture dated 18 October 2017 in respect of the $550,000,000 5.500% senior notes due 2028 issued by Sunrise HoldCo IV B.V. (formerly UPC Holding B.V.);
(vii)the indenture dated 13 December 2017 in respect of the $1,000,000,000 5.500% senior secured notes due 2028 and €600,000,000 3.500% senior secured notes due 2028 issued by Telenet Finance Luxembourg Notes S.à r.l.;
(viii)the indenture dated 28 October 2019 in respect of $700,000,000 aggregate principal amount of 4.875% senior secured notes due 2030 and €502,500,000 aggregate principal amount of 2.875% senior secured notes due 2030 issued by Ziggo B.V.;
(ix)the facilities agreement dated 18 December 2020 between, among others, VZ Financing I B.V. as borrower, VZ Vendor Financing II B.V. as lender and The Bank of New York Mellon, London Branch acting as administrator, in respect of the advance of certain proceeds of the €700,000,000 aggregate principal amount of 2.875% vendor financing notes due 2029 issued by VZ Vendor Financing II B.V.;
(x)the indenture dated 8 November 2024 in respect of $575,000,000 aggregate principal amount of 6.125% senior notes due 2032 issued by Ziggo Bond Company B.V.;
(xi)the indenture dated 22 June 2020 in respect of €500,000,000 aggregate principal amount of 3.750% senior notes due 2030 issued by Virgin Media Finance plc;
(xii)the facilities agreement dated 24 June 2020 in respect of the advance of certain proceeds of the $500,000,000 aggregate principal amount of 5.000% vendor financing notes due 2028 issued by Virgin Media Vendor Financing Notes IV Designated Activity Company;

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(xiii)the indenture dated 29 June 2020 in respect of £450,000,000 aggregate principal amount of 4.125% senior secured notes due 2030 and $650,000,000 aggregate principal amount of 4.500% senior secured notes due 2030 issued by Virgin Media Secured Finance plc;
(xiv)the indenture dated 24 September 2020 in respect of £600,000,000 aggregate principal amount of 4.000% senior secured notes due 2029, €950,000,000 aggregate principal amount of 3.250% senior secured notes due 2031 and $1,350,000,000 aggregate principal amount of 4.250% senior secured notes due 2031 issued by VMED O2 UK Financing plc;
(xv)the indenture dated 20 January 2022 in respect of $1,525,000,000 aggregate principal amount of 5.000% sustainability-linked senior secured notes due 2032 and €750,000,000 aggregate principal amount of 3.500% sustainability-linked senior secured notes due 2032 issued by VZ Secured Financing B.V.;
(xvi)the indenture dated 3 April 2024 in respect of €600,000,000 aggregate principal amount of 5.625% senior secured notes due 2032 issued by VMED O2 UK Financing I plc; and
(xvii)the indenture dated 3 April 2024 in respect of $750,000,000 aggregate principal amount of 7.750% senior secured notes due 2032 issued by VMED O2 UK Financing I plc,
(in each case as amended from time to time up to the date of this Additional Facility AAA Accession Agreement).
“Majority Additional Facility AAA Lenders” means Additional Facility AAA Lenders, the aggregate of whose Facility AAA Commitments exceeds 50 per cent. of the Total Additional Facility AAA Commitments.
“Original Margin” means in relation to Facility AAA, 2.50 per cent. per annum.
“Sunrise Financing” means Sunrise Financing Partnership.
“Sunrise HoldCo III” means Sunrise HoldCo III B.V.
“Total Additional Facility AAA Commitments” means, at any time, the aggregate of the Facility AAA Commitments.
“Transformative Transaction” means any acquisition, investment, disposal or other transaction which is either not permitted by the Credit Agreement or, if permitted, is such that the Credit Agreement would not provide the Borrower Group with adequate flexibility for the continuation of its combined operations (as determined by Sunrise HoldCo III acting in good faith).
2.Unless otherwise defined in this Additional Facility AAA Accession Agreement, terms defined in the Credit Agreement shall have the same meaning in this Additional Facility AAA Accession Agreement and a reference to a Clause is a reference to a Clause of the Credit Agreement. The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement apply to this Additional Facility AAA

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Accession Agreement as though they were set out in full in this Additional Facility AAA Accession Agreement.
3.We refer to Clause 2.4 (Additional Facilities) of the Credit Agreement. This Additional Facility AAA Accession Agreement is an Additional Facility Accession Agreement for the purposes of the Credit Agreement.
4.This Additional Facility AAA Accession Agreement will take effect on the date on which the Facility Agent notifies Sunrise Financing, Sunrise HoldCo III and the Additional Facility AAA Lenders that it has received the documents and evidence set out in Schedule 2 (Conditions Precedent Documents) to this Additional Facility AAA Accession Agreement, in each case, in form and substance satisfactory to it (acting reasonably) or, as the case may be, the requirement to provide any such documents or evidence has been waived by the Facility Agent on behalf of the Majority Additional Facility AAA Lenders (the “Effective Date”). The Facility Agent must give this notification to Sunrise HoldCo III, Sunrise Financing and the Additional Facility AAA Lenders promptly upon being so satisfied.
5.We, the Additional Facility AAA Lenders, agree:
(a)to become party to and to be bound by the terms of the Credit Agreement as Lenders in accordance with Clause 2.4 (Additional Facilities) of the Credit Agreement; and
(b)to become party to the Intercreditor Agreement as Senior Lenders and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity of Senior Lender, as if we had been an original party to the Intercreditor Agreement.
6.The Additional Facility Commitment in relation to an Additional Facility AAA Lender (for the purpose of the definition of Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Facility AAA Commitment.
7.Any interest due in relation to Facility AAA will be payable on the last day of each Interest Period and otherwise in accordance with Clause 12 (Interest) of the Credit Agreement.
8.The Additional Facility Availability Period for Facility AAA shall be the period from and including the Effective Date to and including the date that is 45 Business Days thereafter (or any other date agreed between the Additional Facility AAA Lenders and Sunrise Financing). At the end of the Additional Facility Availability Period for Facility AAA, the Available Commitments in respect of Facility AAA shall automatically be cancelled and the Available Commitments in respect of Facility AAA for each Additional Facility AAA Lender shall automatically be reduced to zero.
9.Subject to the terms of this Additional Facility AAA Accession Agreement, the Additional Facility AAA Lenders make available to Sunrise Financing a term loan facility in an amount equal to the aggregate of the Total Additional Facility AAA Commitments. Facility AAA may be drawn by up to two Advances (or any other number of Advances agreed between the Additional Facility AAA Lenders and Sunrise Financing) and no more than two Requests (or any other number of Requests agreed

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between the Additional Facility AAA Lenders and Sunrise Financing) may be made in respect of Facility AAA under the Credit Agreement.
10.The first Interest Period to apply to each Facility AAA Advance will be a period running from the first Utilisation Date in respect of that Facility AAA Advance up to (and including), at the election of the Borrower:
(a)any date selected by the Borrower which is within six months of the first Utilisation Date;
(b)the last Business Day of the Existing Interest Period; or
(c)provided that the Existing Interest Period has less than one month until expiry (as at the first Utilisation Date), the date falling six months after the last Business Day of the Existing Interest Period.
11.Each Facility AAA Advance will be used for general corporate purposes and/or working capital purposes, including without limitation, the redemption, refinancing, repayment or prepayment of any existing indebtedness of the Borrower Group and/or the payment of any fees and expenses in connection with Facility AAA and the other transactions related thereto.
12.The Final Maturity Date in respect of Facility AAA will be 15 February 2032 or such other date agreed between the Additional Facility AAA Lenders and Sunrise Financing.
13.Each outstanding Facility AAA Advance will be repaid in full on the Final Maturity Date in respect of Facility AAA.
14.The Margin in relation to Facility AAA is the Original Margin subject to any adjustment made in accordance with paragraph 15 or such other rate agreed between the Additional Facility AAA Lenders and the Sunrise Financing.
15.
(a)Sunrise HoldCo III shall, on or prior to 30 September in each financial year, beginning with the financial year ending 31 December 2026 up to and including the financial year ending 31 December 2031:
(i)procure that the Sustainability Report in relation to the immediately preceding financial year is published on Sunrise’s website; or
(ii)deliver the Sustainability Report in relation to the immediately preceding financial year to the Facility Agent.
(b)From (and including) the date on which the Sustainability Report for any financial year (commencing with the Sustainability Report for the financial year ending 31 December 2025) has been published on Sunrise’s website or delivered to the Facility Agent, Sunrise HoldCo III shall supply to the Facility Agent, as soon as reasonably practicable (and, in any event, within 15 Business Days) after the Sustainability Report for the relevant financial year is published on Sunrise’s website or delivered to the Facility Agent:

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(i)an ESG Certificate signed by a director of Sunrise HoldCo III confirming whether the Women in Leadership Roles KPI and the Science Based Target (Scope 1 and 2) KPI have been achieved for that financial year; and
(ii)an Auditor’s Report.
(c)The Original Margin shall be adjusted as follows:
(i)if no Single KPI Event has occurred and Sunrise HoldCo III has failed to deliver or publish (as the case may be) a Sustainability Report and/or the accompanying ESG Certificate and/or (if applicable) Auditor’s Report in accordance with paragraphs (a) and (b) above, the Original Margin shall be increased by 0.0300 per cent. per annum from (and including) 1 October in that financial year (if Sunrise HoldCo III has failed to deliver or publish a Sustainability Report in accordance with paragraph (a) above) or the date falling 16 Business Days after the date on which the Sustainability Report has been published for that financial year (if the Sustainability Report has been delivered or published but Sunrise HoldCo III has failed to deliver an ESG Certificate and/or (if applicable) Auditor’s Report in accordance with paragraph (b) above) until (but excluding) the date on which Sunrise HoldCo III has delivered or published a Sustainability Report and delivered an ESG Certificate and (if applicable) Auditor’s Report to the Facility Agent;
(ii)if a Single KPI Event has occurred and Sunrise HoldCo III has failed to deliver or publish (as the case may be) a Sustainability Report and/or the accompanying ESG Certificate and/or (if applicable) Auditor’s Report in accordance with paragraphs (a) and (b) above, the Original Margin shall be increased by:
(A)if the Remaining KPI (as defined below) is the Women in Leadership Roles KPI or a Replacement KPI (as defined below) (either directly or, as a result of being a Replacement KPI in respect of any prior Replacement KPI, indirectly) in respect of the Women in Leadership Roles KPI, 0.0100 per cent. per annum; or
(B)if the Remaining KPI is the Science Based Target (Scope 1 and 2) KPI or a Replacement KPI (either directly or, as a result of being a Replacement KPI in respect of any prior Replacement KPI, indirectly) in respect of the Science Based Target (Scope 1 and 2) KPI, 0.0200 per cent. per annum, in each case, from (and including) 1 October in that financial year (if Sunrise HoldCo III has failed to deliver or publish a Sustainability Report in accordance with paragraph (a) above) or the date falling 16 Business Days after the date on which the Sustainability Report has been published for that financial year (if the Sustainability Report has

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been delivered or published but Sunrise HoldCo III has failed to deliver an ESG Certificate and/or (if applicable) Auditor’s Report in accordance with paragraph (b) above) until (but excluding) the date on which Sunrise HoldCo III has delivered or published a Sustainability Report and delivered an ESG Certificate and (if applicable) Auditor’s Report to the Facility Agent;
(iii)if no Single KPI Event has occurred and Sunrise HoldCo III has delivered or published (as the case may be) a Sustainability Report and the accompanying ESG Certificate and (if applicable) Auditor’s Report certifying that:
(A)both the Women in Leadership Roles KPI and the Science Based Target (Scope 1 and 2) KPI have been achieved for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to, the Original Margin shall be reduced by 0.0300 per cent. per annum;
(B)the Women in Leadership Roles KPI has been achieved but the Science Based Target (Scope 1 and 2) KPI has not been achieved, in each case for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to, the Original Margin shall be increased by 0.0100 per cent. per annum;
(C)the Science Based Target (Scope 1 and 2) KPI has been achieved but the Women in Leadership Roles KPI has not been achieved, in each case for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to, the Original Margin shall be reduced by 0.0100 per cent. per annum;
(D)neither the Women in Leadership Roles KPI nor the Science Based Target (Scope 1 and 2) KPI has been achieved for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to, the Original Margin shall be increased by 0.0300 per cent. per annum, in each case, from (and including) the date of delivery of the ESG Certificate and (if applicable) Auditor’s Report until (but excluding) the earlier of: (x) the date on which Sunrise HoldCo III has delivered or published a Sustainability Report for the next financial year in accordance with paragraph (a) above and delivered the accompanying ESG Certificate and/or (if applicable) Auditor’s Report in accordance with paragraph (b) above; and (y) 1 October (if Sunrise HoldCo III has failed to deliver or publish a Sustainability Report in accordance with paragraph (a) above) or the date falling 16 Business Days after the date on which the next Sustainability Report has been published (if the Sustainability Report has been delivered or published but Sunrise

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HoldCo III has failed to deliver an ESG Certificate and (if applicable) Auditor’s Report in accordance with paragraph (b) above); or
(iv)if a Single KPI Event has occurred and Sunrise HoldCo III has delivered or published (as the case may be) a Sustainability Report and the accompanying ESG Certificate and (if applicable) Auditor’s Report certifying that:
(A)where the Remaining KPI is the Women in Leadership Roles KPI or a Replacement KPI (either directly or, as a result of being a Replacement KPI in respect of any prior Replacement KPI, indirectly) in respect of the Women in Leadership Roles KPI, such Remaining KPI has been achieved for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to, the Original Margin shall be reduced by 0.0100 per cent. per annum;
(B)where the Remaining KPI is the Science Based Target (Scope 1 and 2) KPI or a Replacement KPI (either directly or, as a result of being a Replacement KPI in respect of any prior Replacement KPI, indirectly) in respect of the Science Based Target (Scope 1 and 2) KPI, such Remaining KPI has been achieved for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to, the Original Margin shall be reduced by 0.0200 per cent. per annum;
(C)where the Remaining KPI is the Women in Leadership Roles KPI or a Replacement KPI (either directly or, as a result of being a Replacement KPI in respect of any prior Replacement KPI, indirectly) in respect of the Women in Leadership Roles KPI, such Remaining KPI has not been achieved for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to, the Original Margin shall be increased by 0.0100 per cent. per annum; or
(D)where the Remaining KPI is the Science Based Target (Scope 1 and 2) KPI or a Replacement KPI (either directly or, as a result of being a Replacement KPI in respect of any prior Replacement KPI, indirectly) in respect of the Science Based Target (Scope 1 and 2) KPI, such Remaining KPI has not been achieved for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to, the Original Margin shall be increased by 0.0200 per cent. per annum, in each case, from (and including) the date of delivery of the ESG Certificate and (if applicable) Auditor’s Report until (but excluding) the earlier of: (x) the date on which Sunrise HoldCo III has delivered or published a Sustainability Report for the next financial year in accordance with paragraph (a) above and delivered the accompanying

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ESG Certificate and/or (if applicable) Auditor’s Report in accordance with paragraph (b) above; and (y) 1 October (if Sunrise HoldCo III has failed to deliver or publish a Sustainability Report in accordance with paragraph (a) above) or the date falling 16 Business Days after the date on which the next Sustainability Report has been published (if the Sustainability Report has been delivered or published but Sunrise HoldCo III has failed to deliver an ESG Certificate and (if applicable) Auditor’s Report in accordance with paragraph (b) above); and
(v)[reserved].
(d)Any savings achieved by way of a reduction to the Original Margin pursuant to paragraphs (c)(iii)(A), (c)(iii)(C), (c)(iv)(A) or (c)(iv)(B) above shall be reinvested (or committed to be reinvested) in further environmental, social and governance (or equivalent) projects or initiatives (as determined by Sunrise HoldCo III in its sole discretion) of the ESG Group from time to time.
(e)Sunrise HoldCo III shall include a statement in each ESG Certificate delivered to the Facility Agent in accordance with paragraph (b) above for any financial year in respect of which the Original Margin has been reduced pursuant to paragraphs (c)(iii)(A), (c)(iii)(C), (c)(iv)(A) or (c)(iv)(B) above confirming that it has reinvested (or has committed to reinvest) in accordance with paragraph (d) above any savings achieved by way of such a reduction to the Original Margin in that financial year pursuant to paragraphs (c)(iii)(A), (c)(iii)(C), (c)(iv)(A) or (c)(iv)(B) above.
(f)If either Sunrise HoldCo III and/or the Facility Agent (acting on the instructions of the Majority Additional Facility AAA Lenders), determines that the Women in Leadership Roles KPI and/or the Science Based Target (Scope 1 and 2) KPI and/or any Replacement KPI (as applicable) is no longer available, cannot be calculated, or is no longer appropriate with respect to the ESG Group (including but not limited to, as a result of material acquisitions, divestments, restructurings or other transactions) (an “Expired KPI”), such party may request, by written notice to the other parties supported with reasonable evidence why such negotiations should be initiated, that each such party shall negotiate in good faith with a view to agreeing:
(i)one or more relevant new target key performance indicators (each a “Replacement KPI”) to replace the Women in Leadership Roles KPI and/or the Science Based Target (Scope 1 and 2) KPI and/or any prior Replacement KPI (as applicable); and/or
(ii)appropriate amendments to the Women in Leadership Roles KPI and/or the Science Based Target (Scope 1 and 2) KPI and/or any prior Replacement KPI (as applicable); and/or
(iii)any amendments to this Additional Facility AAA Accession Agreement that are necessary, consequential or desirable in connection with the foregoing.

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(g)If Sunrise HoldCo III and the Facility Agent (acting on the instructions of the Majority Additional Facility AAA Lenders) agree on amendments to the Women in Leadership Roles KPI, the Science Based Target (Scope 1 and 2) KPI and/or any Replacement KPI (as applicable), to make amendments to include a Replacement KPI and/or any necessary, consequential or desirable amendments, such amendments will take effect for the purposes of this Additional Facility AAA Accession Agreement from the start of the next applicable financial year unless otherwise agreed between Sunrise HoldCo III and the Facility Agent.
(h)If Sunrise HoldCo III has not engaged in negotiations (where applicable) or no agreement is reached between Sunrise HoldCo III and the Facility Agent (acting on the instructions of the Majority Additional Facility AAA Lenders) in relation to such Replacement KPI or such other amendments referred to in paragraph (f) above following a 60 day negotiation period, then either:
(i)if:
(A)one of the Women in Leadership Roles KPI, the Science Based Target (Scope 1 and 2) KPI or any Replacement KPI remains available, can be calculated and is still appropriate with respect to the ESG Group (the “Remaining KPI”); and
(B)Sunrise HoldCo III elects by notice to the Facility Agent, then Facility AAA shall continue to be a sustainability-linked financing but the Expired KPI shall no longer be required to be tested or reported on in accordance with this paragraph 15 (a “Single KPI Event”); or
(ii)in any other case, Facility AAA shall cease to be a sustainability linked-financing and any adjustment to the Original Margin in accordance with paragraph (c) above shall cease to apply from the end of the current financial year and the Original Margin shall apply without any such adjustment for the remaining life of Facility AAA.
(i)Sunrise HoldCo III shall, on or prior to 30 June 2025, finalise a Science Based Target (Scope 3) KPI and once such Science Based Target (Scope 3) KPI is finalised (irrespective of whether the Science Based Target (Scope 3) KPI is finalised by Sunrise HoldCo III prior to, on or after 30 June 2025), the Facility Agent (acting reasonably and in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) shall consent to any amendments to this Additional Facility AAA Accession Agreement reasonably requested by Sunrise HoldCo III which are (in the sole discretion of Sunrise HoldCo III but having regard to the operation of this paragraph 15 as it applies to the Science Based Target (Scope 1 and 2) KPI as at the date immediately prior to implementation of any amendments consented to by the Facility Agent pursuant to this paragraph (i)) necessary, consequential or desirable to give effect to the Science Based Target (Scope 3) KPI Margin Adjustment, provided

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that it is hereby acknowledged that the amendments detailed in this paragraph (i) shall also include any amendments which are (in the sole discretion of Sunrise HoldCo III) necessary, consequential or desirable to ensure that, following the execution of the amendments referred to in this paragraph (i), Sunrise HoldCo III shall only be able to elect that Facility AAA continues to be a sustainability-linked financing if there are at least two Remaining KPIs (which for this purpose shall be deemed to also include the Science Based Target (Scope 3) KPI).
(j)Notwithstanding any other term of the Finance Documents, failure to:
(i)achieve the Women in Leadership Roles KPI, the Science Based Target (Scope 1 and 2) KPI and/or any Replacement KPI in any financial year;
(ii)deliver an ESG Certificate;
(iii)reinvest or commit to reinvest any Original Margin savings in accordance with paragraph (d) of this paragraph 15 or make any confirmation in relation to the same in accordance with paragraph (e) of this paragraph 15;
(iv)publish or deliver (as the case may be) a Sustainability Report and/or an Auditor’s Report;
(v)introduce or finalise the Science Based Target (Scope 3) KPI and/or execute such amendments to this Additional Facility AAA Accession Agreement which are necessary, consequential or desirable to give effect to the Science Based Target (Scope 3) KPI Margin Adjustment and/or the introduction or finalisation of the Science Based Target (Scope 3) KPI; and/or
(vi)comply with any other provision of this paragraph 15,
shall not constitute a breach of any representation and warranty or undertaking in the Finance Documents and shall not result in the occurrence of a Default or an Event of Default (and shall have no effect other than as set out in this paragraph 15).
(vii)For the purposes of this paragraph 15:
“Auditor’s Report” means a report or letter prepared by a Sustainability Auditor which contains a statement of limited assurance with regards to the satisfaction of the Science Based Target (Scope 1 and 2) KPI, the Women in Leadership Roles KPI and/or any Replacement KPI for the relevant financial year or the numbers used in the computation of the Science Based Target (Scope 1 and 2) KPI, the Women in Leadership Roles KPI and/or any Replacement KPI, provided that if the Sustainability Report for that financial year contains such statement of limited assurance, then the Sustainability Report will be deemed to constitute the Auditor’s Report for that financial year.

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“ESG Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of ESG Certificate) with such changes as may be agreed between Sunrise HoldCo III and the Facility Agent.
“ESG Group” means (i) the Reporting Entity and its relevant Subsidiaries (as determined by Sunrise HoldCo III (acting in its sole discretion)) from time to time and (ii) any other person in respect of which the Reporting Entity has a direct or indirect ownership interest as may be designated for inclusion or exclusion by Sunrise HoldCo III (acting in its sole discretion) from time to time, in each case as applicable for the Women in Leadership Roles KPI, the Science Based Target (Scope 1 and 2) KPI, the Science Based Target (Scope 3) KPI and/or any Replacement KPI.
“Leadership Role” means senior managers, senior directors, vice presidents and executive committee members, and any other individuals that hold a role rated level 5 or above in respect of the ESG Group’s management level structure from time to time.
“Margin” means the Original Margin subject to any adjustment made in accordance with paragraph 15.
“Science Based Target (Scope 1 and 2) KPI” means, in respect of any financial year, a percentage reduction in the aggregate scope 1 and scope 2 greenhouse gas emissions of the Science Based Target (Scope 1 and 2) Model Group (on a combined basis), as compared to the Science Based Target (Scope 1 and 2) Model Baseline, which is equal to or greater than the percentage set out in column two of the table below for that financial year, in either case as may be adjusted by notice from Sunrise HoldCo III (acting in its sole discretion) to the Facility Agent to align with the final Science Based Target (Scope 1 and 2) Model and/or any internal annual targets of Sunrise HoldCo III from time to time.

Year (1)	Cumulative Reduction (2)
Financial year ending 31 December 2025	22%
Financial year ending 31 December 2026	27%
Financial year ending 31 December 2027	32%
Financial year ending 31 December 2028	36%
Financial year ending 31 December 2029	41%
Financial year ending 31 December 2030	46%

“Science Based Target (Scope 1 and 2) Model” means the model submitted to the Science Based Targets initiative on or prior to 30 June 2024 and once such model is agreed with the Science Based Targets initiative, that model as agreed and/or updated from time to time (including as updated by Sunrise HoldCo III to reflect any changes in calculation methodology that arise as a result of the

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adoption by Sunrise HoldCo III (or any other member of the ESG Group) of (in the reasonable opinion of Sunrise HoldCo III) more accurate calculation methodologies).
“Science Based Target (Scope 1 and 2) Model Baseline” means the aggregate scope 1 and scope 2 greenhouse gas emissions of the Science Based Target (Scope 1 and 2) Model Group (on a combined basis) for the financial year ending 31 December 2022, being 2,637 tCO2e as may be adjusted by notice from Sunrise HoldCo III (acting in its sole discretion) to the Facility Agent to align with the final Science Based Target (Scope 1 and 2) Model and/or any internal annual targets of Sunrise HoldCo III from time to time.
“Science Based Target (Scope 1 and 2) Model Group” means the members of the ESG Group that are set out in the Science Based Target (Scope 1 and 2) Model.
“Science Based Target (Scope 3)” means, in respect of any financial year, the agreed percentage reduction in scope 3 greenhouse gas emissions (or certain categories of scope 3 greenhouse gas emissions) of the Science Based Target (Scope 3) Model Group (on a combined basis) from the Science Based Target (Scope 3) Model Baseline that is required to be met to achieve the Science Based Target (Scope 3) KPI for that financial year.
“Science Based Target (Scope 3) KPI” means a key performance indicator relating to the reduction in scope 3 greenhouse gas emissions (or certain categories of scope 3 greenhouse gas emissions) of the Science Based Target (Scope 3) Model Group (on a combined basis), as compared to the Science Based Target (Scope 3) Model Baseline, which aligns with (i) the Science Based Target (Scope 3) Model and/or (ii) any internal annual targets of Sunrise HoldCo III, and which is advised by Sunrise HoldCo III to the Facility Agent from time to time, provided that it is consistent with that included as the “Science Based Target (Scope 3) KPI” in the Credit Agreement for the purposes of the Revolving Facility at such time, and as may be subsequently adjusted by notice from Sunrise HoldCo III (acting in its sole discretion) to the Facility Agent to align with the final Science Based Target (Scope 3) Model and/or any internal annual targets of Sunrise HoldCo III from time to time.
“Science Based Target (Scope 3) KPI Margin Adjustment” means:
(i)if the Science Based Target (Scope 3) KPI has not been achieved for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to and/or Sunrise HoldCo III has failed to deliver or publish (as the case may be) a Sustainability Report and/or the accompanying ESG Certificate and/or (if applicable) Auditor’s Report in accordance with paragraphs (a) and (b) of paragraph 15, the Margin shall (after taking into account any adjustment made to the Original Margin pursuant to paragraph 15 as it applies as at the date immediately prior to implementation of any amendments consented to by the Facility Agent pursuant to paragraph (i) of

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paragraph 15) be increased by 0.0200 per cent. per annum, provided that Sunrise HoldCo III may, prior to the implementation of any amendments made to this Additional Facility AAA Accession Agreement pursuant to paragraph (i) of paragraph 15, elect that if the Science Based Target (Scope 3) KPI has not been achieved for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to but the reduction in scope 3 greenhouse gas emissions (or, as applicable, certain categories of scope 3 greenhouse gas emissions) for the relevant financial year are less than or equal to a certain per cent. (such per cent. to be notified by Sunrise HoldCo III (acting in its sole discretion) to the Facility Agent prior to the implementation of any amendments made to this Additional Facility AAA Accession Agreement pursuant to paragraph (i) of paragraph 15) less than the Science Based Target (Scope 3) for such financial year and Sunrise HoldCo III has delivered or published (as the case may be) a Sustainability Report and the accompanying ESG Certificate and (if applicable) Auditor’s Report in accordance with paragraphs (a) and (b) of paragraph 15, the Margin shall (after taking into account any adjustment made to the Original Margin pursuant to paragraph 15 as it applies as at the date immediately prior to implementation of any amendments consented to by the Facility Agent pursuant to paragraph (i) of paragraph 15) not be adjusted; or
(ii)if the Science Based Target (Scope 3) KPI has been achieved for the financial year that the Sustainability Report, ESG Certificate and (if applicable) Auditor’s Report relate to and Sunrise HoldCo III has delivered or published (as the case may be) a Sustainability Report and the accompanying ESG Certificate and (if applicable) Auditor’s Report in accordance with paragraphs (a) and (b) of paragraph 15, the Margin shall (after taking into account any adjustment made to the Original Margin pursuant to paragraph 15 as it applies as at the date immediately prior to implementation of any amendments consented to by the Facility Agent pursuant to paragraph (i) of paragraph 15) be reduced by 0.0200 per cent. per annum; or
(iii)such other adjustment, in relation to the Science Based Target (Scope 3) KPI, to the Original Margin as agreed between the Facility Agent (acting on the instructions of the Majority Additional Facility AAA Lenders) and Sunrise HoldCo III.
“Science Based Target (Scope 3) Model” means the model to be submitted to the Science Based Targets initiative by Sunrise HoldCo III on or prior to 30 June 2024 (which may be in the form of the Science Based Target (Scope 1 and 2) Model, with such amendments (as applicable) as determined by Sunrise HoldCo III (acting in its sole discretion)) and once such model is agreed with the Science Based Targets initiative, that model as agreed and/or updated from time to time (including as updated by Sunrise HoldCo III to reflect any changes in calculation methodology that arise as a result of the adoption by Sunrise

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HoldCo III (or any other member of the ESG Group) of (in the reasonable opinion of Sunrise HoldCo III) more accurate calculation methodologies).
“Science Based Target (Scope 3) Model Baseline” means the scope 3 greenhouse gas emissions of the Science Based Target (Scope 3) Model Group (on a combined basis) for a financial year to be selected by Sunrise HoldCo III, as such may be adjusted by notice from Sunrise HoldCo III (acting in its sole discretion) to the Facility Agent to align with the final Science Based Target (Scope 3) Model and/or any internal annual targets of Sunrise HoldCo III from time to time.
“Science Based Target (Scope 3) Model Group” means the members of the ESG Group that are set out in the Science Based Target (Scope 3) Model.
“Sustainability Auditor” means a third-party auditor, environmental consultant, independent ratings agency or industry professional, in each case, of international repute or national repute in Switzerland, any member state of the European Union, the United States or the United Kingdom appointed by Sunrise HoldCo III (or its Affiliates) in its sole discretion from time to time.
“Sustainability Report” means:
(i)the annual corporate responsibility summary report relating to, amongst other things, the annual sustainability report issued by the ESG Group or an integrated financial and non-financial management report issued by the ESG Group (or such other sustainability and/or corporate responsibility report relating to the ESG Group) containing the data relevant to the Women in Leadership Roles KPI, the Science Based Target (Scope 1 and 2) KPI and (if applicable) any Replacement KPI, and published on Sunrise’s website or delivered to the Facility Agent; or
(ii)if the data directly used to ascertain whether the Women in Leadership Roles KPI, the Science Based Target (Scope 1 and 2) KPI and/or any Replacement KPI (if applicable) has been achieved for a financial year is contained in the financial statements delivered pursuant to Clause 21 (Undertakings) of the Credit Agreement for that financial year, the financial statements for such financial year delivered pursuant to Clause 21 (Undertakings) of the Credit Agreement.
“Women in Leadership Roles KPI” means for the relevant financial year in column one of the table below, the number of women in a Leadership Role as a per cent. of all Leadership Roles is equal to or greater than the percentage set out in column two of the table below, as may be adjusted by notice from Sunrise HoldCo III (acting in its sole discretion) to the Facility Agent from time to time:

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Year (1)	Women in Leadership Roles (2)
Financial year ending 31 December 2025	18.1%
Financial year ending 31 December 2026	19.3%
Financial year ending 31 December 2027	20.5%
Financial year ending 31 December 2028	21.8%
Financial year ending 31 December 2029	23.0%
Financial year ending 31 December 2030	25.0%

16.Notwithstanding anything to the contrary in any Finance Document, an amendment or waiver to the margin ratchet provisions in paragraph 15 of this Additional Facility AAA Accession Agreement shall only require the prior consent of Sunrise Financing and the Facility Agent (acting on the instructions of the Majority Additional Facility AAA Lenders).
17.The Borrower in relation to Facility AAA is Sunrise Financing.
18.Facility AAA is made available as a term loan.
19.Each Facility AAA Advance shall be a Term Rate Advance under the Credit Agreement and all provisions applying to Term Rate Advances shall apply to Facility AAA Advances. The interest rate for Facility AAA will be calculated in accordance with paragraph (c) of Clause 12.1 (Calculation of Interest – Term Rate Advances) of the Credit Agreement, being the sum of the applicable Term Reference Rate and the applicable Margin. The Reference Rate Terms set out in Part 3: Term Rate Advance – US Dollar of Schedule 13 (Reference Rate Terms) shall apply to Facility AAA provided that no Credit Adjustment Spread shall apply. For the avoidance of doubt, each party to this Additional Facility AAA Accession Agreement accepts and acknowledges that if, at the time of calculation, the Term Reference Rate as specified in Part 3: Term Rate Advance – US Dollar of Schedule 13 (Reference Rate Terms) is determined to be below zero per cent., then such Term Reference Rate will be deemed to be zero per cent.
20.Each Facility AAA Advance shall be issued at 99.75% of par provided that no original issue discount shall be payable on any Facility AAA Advance arising from an increase in the Facility AAA Commitments effected in accordance with paragraph 2 (OID Fees Funding) of the Fee Letter.
21.If on or prior to the date falling 6 months after the first Utilisation Date in relation to Facility AAA (but not otherwise) Sunrise Financing:
(a)makes any prepayment of Facility AAA in connection with any Repricing Transaction (as defined below) other than where such prepayment is funded by the issuance of notes by any member of the Borrower Group or a special purpose vehicle which on-lends the proceeds of such notes to a member of the Borrower Group; or
(b)effects any amendment of this Additional Facility AAA Accession Agreement or the Credit Agreement resulting in a Repricing Transaction, other than, for the avoidance of doubt, any amendments contemplated by Schedule 7 (Additional Amendments, Waivers, Consents and Other Modifications), Schedule 8 (Fourth Amendments, Waivers, Consents and Other Modifications),

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Schedule 9 (Fifth Amendments, Waivers, Consents and Other Modifications), Schedule 10 (Sixth Amendments, Waivers, Consents and Other Modifications), Schedule 11 (Seventh Amendments, Waivers, Consents and Other Modifications), Schedule 12 (Eighth Amendments, Waivers, Consents and Other Modifications), Schedule 13 (Ninth Amendments, Waivers, Consents and Other Modifications) and/or Schedule 14 (Tenth Amendments, Waivers, Consents and Other Modifications) of this Additional Facility AAA Accession Agreement (the “Approved Amendments”) resulting in a Repricing Transaction,
Sunrise Financing shall, in each case, pay to the Facility Agent, for the account of each applicable Additional Facility AAA Lender:
(c)in the case of paragraph (a) above, a prepayment fee equal to 1.00 per cent. flat on the amount of that Additional Facility AAA Lender’s Facility AAA Advances which are prepaid and such prepayment fee shall be due and payable on the date of such prepayment; and
(d)in the case of paragraph (b) above, a prepayment fee equal to 1.00 per cent. flat on the aggregate amount of the Facility AAA Advances of each Additional Facility AAA Lender that shall have been the subject of a mandatory assignment under the Credit Agreement following the failure of such Additional Facility AAA Lender to consent to such amendment on or prior to the date falling 6 months after the first Utilisation Date in relation to Facility AAA and such prepayment fee shall be due and payable on the effective date of such assignment.
In this paragraph:
“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Facility AAA Advances with any long term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Facility AAA Advances which have (or any amendment to this Additional Facility AAA Accession Agreement or the Credit Agreement which results in) an effective interest cost or weighted average yield (as determined by the Facility Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Facility Agent (acting reasonably) on the same basis) of the Facility AAA Advances (other than in connection with a Change of Control, an initial public offering or a Transformative Transaction).
22.
(a)Provided that any upsizing of Facility AAA permitted under this paragraph will not breach any term of the Credit Agreement, Facility AAA may be upsized by any amount, by the signing of one or more further Additional Facility AAA Accession Agreements, that specify (along with the other terms specified therein) Sunrise Financing as the sole Borrower and which specify Facility AAA Commitments denominated in U.S. Dollars, to be drawn in U.S. Dollars, with the same Final Maturity Date and Margin as specified in this Additional Facility AAA Accession Agreement.

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(b)For the purposes of this paragraph 27 (unless otherwise specified), references to Facility AAA Advances shall include Advances made under any such further and previous Additional Facility AAA Accession Agreement.
(c)Where any Facility AAA Advance has not already been consolidated with any other Facility AAA Advance, on the last day of any Interest Period for that unconsolidated Facility AAA Advance, that unconsolidated Facility AAA Advance will be consolidated with any other Facility AAA Advance which has an Interest Period ending on the same day as that unconsolidated Facility AAA Advance, and all such Facility AAA Advances will then be treated as one Facility AAA Advance.
23.For the purposes of any amendment or waiver, consent or other modification (including, with respect to any existing Default or Event of Default) that may be sought by Sunrise HoldCo III and Sunrise Financing under the Credit Agreement or any other Finance Document on or after the date of this Additional Facility AAA Accession Agreement, each Additional Facility AAA Lender hereby consents (in the capacity of a Lender and, if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Hedge Counterparties or a Lender under a Revolving Facility or an Additional Revolving Facility consent (in their capacity as Hedge Counterparties or Lenders under a Revolving Facility or an Additional Revolving Facility, as applicable) to any and all of the following:
(a)any and all amendments contemplated by the Approved Amendments;
(b)any consequential amendment, waiver, consent or other modification, whether effected by one instrument or through a series of amendments, to the Credit Agreement or any other Finance Document to be made either to implement the Approved Amendments or to conform any Finance Document to the Approved Amendments; and/or
(c)any other amendment, waiver, consent or modification, whether effected by one instrument or through a series of amendments, to the Credit Agreement or any other Finance Document to be made to conform any Finance Document to any Liberty Global Reference Agreement provided that any amendment, waiver, consent or modification to conform the Credit Agreement or any other Finance Document to any Liberty Global Reference Agreement referred to at paragraphs (vi) to (xiv) (inclusive) of that definition shall be limited to those that are mechanical in nature unless specifically referenced in the Approved Amendments, and, in each case, any consequential amendments, waivers, consents or modifications, and this Additional Facility AAA Accession Agreement shall constitute each Additional Facility AAA Lenders’ irrevocable and unconditional written consent (in the capacity of a Lender and, if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty) and the agreement of each Additional Facility AAA Lender to procure, unless it is prohibited from doing so, that each of its Affiliates and Related Funds that is a Lender under a Revolving Facility or an Additional Revolving Facility or a Hedge Counterparty provides irrevocable and unconditional written consent in that capacity in respect of such amendments, waivers, consents or other modifications to the Finance Documents for the purposes of Clause 29 (Amendments and Waivers) of the Credit Agreement, Clause 28 (Consents, Amendments and Override) of the Intercreditor Agreement, and any clause in any other Finance Document relating to amendments of

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that Finance Document without any further action required on the part of any party thereto.
24.Each Additional Facility AAA Lender hereby acknowledges and agrees (in the capacity of a Lender and, if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Hedge Counterparties or a Lender under a Revolving Facility or an Additional Revolving Facility acknowledge and agree (in their capacity as Hedge Counterparties or Lenders under a Revolving Facility or an Additional Revolving Facility, as applicable) that the Facility Agent and/or the Security Agent (as applicable) may, but shall not be required to, send to the Additional Facility AAA Lenders any further formal amendment request in connection with all, or any of the proposed amendments set out under paragraph 28 above and the Facility Agent and/or the Security Agent (as applicable) shall be authorised to consent on behalf of each Additional Facility AAA Lender, as a Lender under one or more Facilities and as a Hedge Counterparty under the Intercreditor Agreement, to any such proposed amendments set out under paragraph 28 above (and the Facility Agent and/or the Security Agent shall be authorised to enter into any necessary documentation in connection with the same), and such consent shall be taken into account in calculating whether the Majority Lenders, or the relevant requisite Lenders, or the Hedge Counterparties have consented to the relevant amendments and/or waivers or other modifications to the Finance Documents in accordance with Clause 29 (Amendments and Waivers) of the Credit Agreement, Clause 28 (Consents, Amendments and Override) of the Intercreditor Agreement, and any clause relating to amendments in any other Finance Document.
25.Each Additional Facility AAA Lender hereby waives (in the capacity of a Lender and, if it is a Hedge Counterparty, in the capacity of a Hedge Counterparty), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Hedge Counterparties or a Lender under a Revolving Facility or an Additional Revolving Facility waive (in their capacity as Hedge Counterparties or Lenders under a Revolving Facility or an Additional Revolving Facility, as applicable) receipt of any fee in connection with the foregoing consents, notwithstanding that other consenting Lenders under the Credit Agreement or Hedge Counterparties under the Intercreditor Agreement may be paid a fee in consideration of such Lenders' or Hedge Counterparties’ consent to any or all of the foregoing amendments, waivers, consents or other modifications.
26.Each Additional Facility AAA Lender confirms to each other Finance Party that:
(a)it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and such Obligor’s related entities in connection with its participation in Facility AAA being made available pursuant to this Additional Facility AAA Accession Agreement and has not relied on any information provided to it by any other Finance Party in connection with any Finance Document; and
(b)it will continue to make its own independent appraisal of the creditworthiness of each Obligor and such Obligor’s related entities while any amount is or may be outstanding under the Credit Agreement or any Additional Facility Commitment is in force.
27.Each of the Additional Facility AAA Lenders agrees that it will not, without the prior written consent of Sunrise HoldCo III (acting in its sole discretion), effect any transfer, novation, assignment or Sub-participation of any of its rights, benefits or obligations in respect of any Facility AAA Commitment under this Additional Facility AAA Accession Agreement prior to the date that such Facility AAA Commitment has been

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utilised unless such transfer, novation, assignment or Sub-participation is to an Affiliate of that Additional Facility AAA Lender provided that in each case:
(a)(save for in respect of Sub-participations) such Affiliate has at least equivalent creditworthiness as the transferring Additional Facility AAA Lender;
(b)no such transfer, novation, assignment or Sub-participation shall reallocate, reduce or release any Additional Facility AAA Lender’s obligation to fund its entire Facility AAA Commitment as at the date of this Additional Facility AAA Accession Agreement by the required time on each Utilisation Date in the event that any transferee or assignee (or any subsequent transferee or assignee) fails to do so; and
(c)each Additional Facility AAA Lender shall retain exclusive control over all rights and obligations with respect to its Facility AAA Commitments as at the date of this Additional Facility AAA Accession Agreement (including, without limitation, all rights with respect to waivers, consents, modifications, amendments and confirmations in relation to the Finance Documents) until after the date that they are utilised, notwithstanding any such transfer, novation, assignment or Sub-participation.
28.Each of the Additional Facility AAA Lenders agrees that without prejudice to Clause 30.4 (Procedure for novations) of the Credit Agreement, each New Lender (as defined in the relevant Transfer Agreement referred to below) shall become, by the execution by the Facility Agent of a Transfer Agreement substantially in the form set out in Schedule 3A (Transfer Agreement) to this Additional Facility AAA Accession Agreement, bound by the terms of this Additional Facility AAA Accession Agreement as if it were an original party hereto as an Additional Facility AAA Lender and shall acquire the same rights, grant the same consents and assume the same obligations towards the other parties to this Additional Facility AAA Accession Agreement as would have been acquired, granted and assumed had the New Lender been an original party to this Additional Facility AAA Accession Agreement as an Additional Facility AAA Lender.
29.We, the Additional Facility AAA Lenders, acknowledge and agree that the Lender Asset Security Release Confirmation has been delivered by the Facility Agent to the Lenders and that the Security Agent is therefore irrevocably authorised in accordance with Clause 21.28(a) (Asset Security Release) of the Credit Agreement to execute such documents as may be required to ensure that the Security (other than (a) any Security required to be granted under paragraph (b)(ii) of the definition of “80% Security Test” and (b) any Security provided over any account in connection with a Borrower providing cash cover for a Documentary Credit or an Ancillary Facility pursuant to Clause 6.9(a) (Cash Cover by Borrower) and Clause 1.2(a)(iv) (Construction) of the Credit Agreement) is released.
30.The Facility Office and address for notices of each Additional Facility AAA Lender for the purposes of Clause 37.2 (Addresses for notices) of the Credit Agreement will be that notified by each Additional Facility AAA Lender to the Facility Agent.
31.This Additional Facility AAA Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
32.Clause 39 (Jurisdiction) of the Credit Agreement is incorporated into this Additional Facility AAA Accession Agreement as if set out in full and as if references in that

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clause to a “Finance Document” are references to this Additional Facility AAA Accession Agreement.
33.This Additional Facility AAA Accession Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Additional Facility AAA Accession Agreement by email (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Additional Facility AAA Accession Agreement.
34.This Additional Facility AAA Accession Agreement is a Creditor Accession Undertaking as defined in the Intercreditor Agreement.
THIS ADDITIONAL FACILITY AAA ACCESSION AGREEMENT is executed and delivered as a Deed on the date stated at the beginning of this Additional Facility AAA Accession Agreement.

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Schedule 1
ADDITIONAL FACILITY AAA LENDERS AND COMMITMENTS

Additional Facility AAA Lender	Facility AAA Commitment ($)
The Bank of Nova Scotia	1,300,000,000
Total	1,300,000,000

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Schedule 2
CONDITIONS PRECEDENT DOCUMENTS
1.Constitutional Documents
(a)A copy of the constitutional documents of each Obligor (other than Sunrise Financing) and the partnership agreement of Sunrise Financing or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent's possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Additional Facility AAA Accession Agreement.
(b)An extract of the registration of each Obligor established in the Netherlands in the trade register of the Dutch Chamber of Commerce.
2.Authorisations
(a)A copy of a resolution of the board of managing and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders' resolution is required, a copy of the shareholders' resolution of each Obligor:
(i)approving the terms of and the transactions contemplated by this Additional Facility AAA Accession Agreement and (in the case of each of Sunrise HoldCo III and Sunrise Financing) resolving that it execute the same (and, in the case of the Guarantors and the Charging Entities (as defined in the Intercreditor Agreement)) resolving that it execute the confirmation described at paragraph 4 below; and
(ii)(in the case of Sunrise HoldCo III and Sunrise Financing) authorising the issuance of a power of attorney to a specified person or persons to execute this Additional Facility AAA Accession Agreement on its behalf and (in the case of the Guarantors and the Charging Entities (as defined in the Intercreditor Agreement)) authorising the issuance of a power of attorney to a specified person or persons to execute the confirmation described in paragraph 4 below.
(b)A specimen of the signature of each person authorised pursuant to its constitutional documents or to the power of attorney referred to in paragraph (a) above to sign this Additional Facility AAA Accession Agreement or the confirmation described in paragraph 4 below (as appropriate).
(c)A certificate of an authorised signatory of Sunrise HoldCo III, Sunrise Financing, each Guarantor and each Charging Entity certifying that each copy document specified in this Schedule and supplied by Sunrise HoldCo III, Sunrise Financing, each Guarantor and each Charging Entity is correct, complete and in full force and effect as at a date no earlier than the date of this Additional Facility AAA Accession Agreement.
3.Legal opinions
(a)A legal opinion of Allen Overy Shearman Sterling LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

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(b)A legal opinion of Allen Overy Shearman Sterling LLP, Dutch legal advisers to the Facility Agent, addressed to the Finance Parties.
(c)A legal opinion of Dorsey & Whitney (Delaware) LLP, Delaware legal advisers to the Borrower, addressed to the Finance Parties.
4.Other documents
(a)Confirmation (in writing) from (i) each of the Guarantors that its obligations under Clause 19 (Guarantee) of the Credit Agreement and (ii) each of the Charging Entities (as defined in the Intercreditor Agreement) that the Security Interests granted to the Beneficiaries pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of Facility AAA and that such obligations shall be owed to each Finance Party including the Additional Facility AAA Lenders.
(b)A duly executed copy of the Fee Letter.

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SCHEDULE 3A
TRANSFER AGREEMENT

1.Assignment and Assumption
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalised terms used but not defined herein shall have the meanings given to them in the Senior Facilities Agreement identified below (as amended, the “Senior Facilities Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns absolutely to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Senior Facilities Agreement, as of the Effective Date inserted by the Facility Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Senior Facilities Agreement and any other documents or instruments delivered (including the Security Documents) pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit or guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any person, whether known or unknown, arising under or in connection with the Senior Facilities Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to paragraph (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to paragraphs (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]
2. Assignee[s]:
[for each Assignee, indicate [Affiliate][other]
3. Borrower(s):
4. Facility Agent:	[●], as the facility agent under the Senior Facilities Agreement
5. Senior Facilities Agreement:	[The [amount] Senior Facilities Agreement dated as of [●] among [name of Borrower(s)], the Lenders parties thereto and [name of Facility Agent], as Facility Agent]
6. Assigned Interest[s]:
Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Advances for all Lenders[8]	Amount of Commitment Advances Assigned	Percentage Assigned of Commitment/ Advances[9]	CUSIP Number
$	$	%
$	$	%
$	$	%

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the types of facilities under the Senior Facilities Agreement that are being assigned under this Assignment.
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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2.Accession to the Intercreditor Agreement
We further refer to clause 22.3 (Change of Senior Lender, Pari Passu Creditors, Second Lien Lender and Noteholders) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the [ ], it will be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[7. Trade Date:	][10]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY FACILITY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]11
[NAME OF ASSIGNOR]
By:
    Title:
[NAME OF ASSIGNOR]
By:
    Title:
ASSIGNEE[S]12
[NAME OF ASSIGNEE]
By:
    Title:
[NAME OF ASSIGNEE]
By:
    Title:
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
11 Add additional signature blocks as needed.
12 Add additional signature blocks as needed.

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ADMINISTRATIVE AND FACILITY OFFICE DETAILS
Facility Office Address:
Please provide administrative details of the Assignee, to the extent such details have not been provided to the Facility Agent by way of a prior administrative form.
Administrative Office Address:
Contact Name:
Account for Payments:
Fax:
Telephone:13
[Accepted:
[NAME OF FACILITY AGENT], as
Facility Agent
By:
    Title:
[NAME OF SECURITY AGENT], as
Security Agent
By:
    Title:
[Consented to:]14
[NAME OF RELEVANT PARTY]
By:
    Title:
WARNING: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC" (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF ANY AMOUNT LENT TO A DUTCH BORROWER IS TO BE ASSIGNED WHICH IS LESS THAN EUR100,000 (OR ITS EQUIVALENT IN ANOTHER CURRENCY) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM
13 To be replicated for each Assignee.
14 To be added only if the consent of the Parent and/or other parties (e.g. L/C Bank) is required by the terms of the Senior Facilities Agreement.

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"PUBLIC", IF THE NEW LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF THAT INTERPRETATION.

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ANNEX 1
[__________________]15
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties
(a)Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Senior Facilities Agreement or any other Finance Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Finance Documents or any collateral thereunder, (iii) the financial condition of the Obligors, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Finance Document, or (iv) the performance or observance by the Obligors, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Finance Document.
(b)Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Senior Facilities Agreement, (ii) it meets all the requirements to be an assignee under Clause 30.3 (Transfers by Lenders) of the Senior Facilities Agreement (subject to such consents, if any, as may be required under Clause 30.3 (Transfers by Lenders) of the Senior Facilities Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Senior Facilities Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Senior Facilities Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Clause 21.2 (Financial Information) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Facility Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) [if it is a Treaty Lender] attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Senior Facilities Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Facility Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the
15 Describe Senior Facilities Agreement at option of Facility Agent.

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time, continue to make its own credit decisions in taking or not taking action under the Finance Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Finance Documents are required to be performed by it as a Lender.
2.Payments
From and after the Effective Date, the Facility Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.16 Notwithstanding the foregoing, the Facility Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.General Provisions
This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, English Law.

16 The Facility Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:
“From and after the Effective Date, the Facility Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Facility Agent for period prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

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Schedule 4
ESG CERTIFICATE

To:    [●] as Facility Agent
From:    [Sunrise HoldCo III B.V.] as the Company
Dated:
Dear Sir or Madam,
Senior secured credit facility agreement originally dated 16 January 2004 (as from time to time amended, varied, novated or supplemented)
Additional Facility AAA Accession Agreement dated [●] 2025 (as from time to time amended, varied, novated or supplemented, the “Additional Facility AAA Accession Agreement”)
I, [name], a [Director] of [Sunrise HoldCo III B.V.] (the “Company”)
CERTIFY without personal liability, that for the financial year ending [●]:
(a) [each of the following have been achieved17:
•[Women in Leadership Roles KPI];
•[Science Based Target (Scope 1 and 2) KPI];
•[Science Based Target (Scope 3) KPI],
as evidenced by the computations shown in the Schedule to this Certificate.][; and
(b) the Company has [reinvested/committed to reinvest] the savings (amounting to [●]) achieved by way of a reduction to the Original Margin pursuant to paragraphs (c)(iii)(A), (c)(iii)(C), (c)(iv)(A) or (c)(iv)(B) of paragraph 15 of the Additional Facility AAA Accession Agreement in further environmental, social and governance (or equivalent) projects or initiatives of the ESG Group]18.
Signed:    _______________________
    [Director]
Date:    [●]
[Schedule
KPI Computations [●]
17 Company to include or delete as appropriate and to include any Replacement KPI.
18 Confirmation only required for any financial year in respect of which the Margin has been reduced pursuant to paragraph (c)(iii)(A) or (c)(iv)(A) of paragraph 15.

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Schedule 5
[INTENTIONALLY LEFT BLANK]

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Schedule 6
[INTENTIONALLY LEFT BLANK]

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Schedule 7
ADDITIONAL AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS
All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 7 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement.
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.
1.Transfers: amend Clause 30.3 (Transfers by Lenders) of the Credit Agreement to provide that the consent of Sunrise HoldCo III or a Borrower is not required for any assignment, transfer or novation by a Lender if an Event of Default is outstanding pursuant to any of Clauses 23.2 (Non-payment), 23.6 (Insolvency), 23.7 (Insolvency Proceedings), 23.9 (Creditors’ Process) or 23.10 (Similar Proceedings) only (rather than if any Event of Default is outstanding).
2.New RCF Maintenance Covenant: amend the Credit Agreement to provide that: amendments and waivers of Clauses 22.2 (Financial Ratio) to 22.4 (Cure provisions) and Clause 23.17 (Acceleration Following Financial Ratio Breach) shall only be made with the consent of Sunrise HoldCo III and the Composite Revolving Facility Instructing Group and shall not require the consent of any other Finance Party.

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Schedule 8
FOURTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS
[INTENTIONALLY LEFT BLANK]

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Schedule 9
FIFTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS
All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 9 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement.
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.
1.Negative Pledge:
(a)delete clause 21.8(a) in its entirety and replace it as follows:
“(a)    Each Obligor (other than Sunrise HoldCo III Holdco, any Permitted Affiliate Holdco and any Subsidiary of Sunrise HoldCo III Holdco or any Permitted Affiliate Holdco which is permitted to issue, and has issued, Holdco Debt) will not permit any Security Interest by any member of the Borrower Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Financial Indebtedness of any member of the Borrower Group or any other person, other than:
(i)Permitted Security Interests; or
(ii)any Security Interest over any present or future undertakings, assets, rights or revenues that is not subject to Security (such Security Interest, the “Initial Security Interest”) if, contemporaneously with the incurrence of such Initial Security Interest, effective provision is made to secure the Financial Indebtedness due under this Agreement equally and ratably with (or prior to, in the case of any Security Interest with respect to Financial Indebtedness that ranks junior to the Facilities) the Financial Indebtedness secured by such Initial Security Interest so long as such Financial Indebtedness is so secured.”
(b)include a new clause 21.8(d) as follows:
“(d)    Any Security Interest created pursuant to the proviso described in Clause 21.8(a)(ii) securing of the Financial Indebtedness due under this Agreement will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Security Interest to which it relates (and, to the extent required, the Facility Agent and the Security Agent are hereby irrevocably authorised and instructed by the Lenders to enter into such documentation as is reasonably required to effect such release).
2.Solvent Liquidation: Amend Clause 29.4 (Release of Guarantees and Security) of the Credit Agreement to provide for equivalent releases as a result of, and in connection with, any solvent liquidation or dissolution that complies with Clause 21.29 (Internal Reorganisations).
3.Non-Consenting Lenders: Remove the timing window of 90 days during which Sunrise HoldCo III may exercise its rights as set out in Clause 29.9(b) (Replacement of Lenders) such that Sunrise HoldCo III may exercise such rights at any time.

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Schedule 10
SIXTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS
All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 10 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement.
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.
1.Amendments and waivers: amend Clause 29.2 (Exceptions) to include the following as a new Clause:
“Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Sunrise HoldCo III.”
2.Transfers by Obligors: include the following as a new carve out to Clause 30.2(a) (Transfers by Obligors):
“provided that a Borrower (a “Novating Borrower”) may assign or transfer any of its rights, benefits and obligations under this Agreement to another Borrower incorporated in the same jurisdiction as that Novating Borrower and which is a directly or indirectly wholly owned Subsidiary of (i) Sunrise HoldCo III or (ii) a Permitted Affiliate Parent (as applicable) if Sunrise HoldCo III delivers to the Facility Agent:
(a)a solvency opinion, in form and substance reasonably satisfactory to the Facility Agent, from an independent financial advisor confirming the solvency of the Borrower Group, taken as a whole, after giving effect to any transactions related to such assignment or transfer; and
(b)legal opinions, in form and substance reasonably satisfactory to the Facility Agent, confirming that, after giving effect to any transactions related to such assignment or transfer, the Security created by the Security Documents as amended, extended, renewed, restated, supplemented, modified or replaced represents valid and perfected Security not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law that such Security were not otherwise subject to immediately prior to such assignment or transfer.”
3.Sub-participations:
(a)Include a new definition of Sub-participation as follows:
“Sub-participation” means any sub-participation or sub-contract (whether written or oral) or any other agreement or arrangement having an economically substantially similar effect, including any credit default or total return swap or derivative (whether disclosed undisclosed, risk or funded) by a Lender of or in relation to any of its rights or obligations under, or its legal, beneficial or economic interest in relation to, the Facilities and/or Finance Documents to a counterparty and “sub-participate” shall be construed accordingly.

(b)Amend Clause 30.3 (Transfers by Lenders) in order that this clause includes a restriction on sub-participations of rights and obligations and is subject to the same consent regime as for assignments and transfers in accordance with recent Liberty precedent.
(c)Add a new clause as follows:
“[30.12]     Sub-participation
Notwithstanding anything to the contrary in Clause 30.3 (Transfers by Lenders) there shall be no restrictions on sub-participations provided that:
(a)     such Lender remains a Lender under this Agreement with all rights and obligations pertaining thereto and remains liable under the Finance Documents for any such obligation;
(b)     such Lender retains exclusive control over all rights and obligations in relation to the participations and Commitments that are the subject of the relevant agreement or arrangement, including all voting rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations), unless:
(i)    the proposed sub-participant is a person to whom the relevant rights and obligations could have been assigned or transferred in accordance with the terms of this Clause 30 and,
(ii)     prior to entering into the relevant agreement or arrangement, the relevant Lender provides Sunrise HoldCo III with full details of that proposed sub-participant and any voting, consultation or other rights to be granted to the sub-participant;
(c)    the relationship between the Lender and the proposed sub-participant is that of a contractual debtor and creditor (including in the bankruptcy or similar event of the Lender or an Obligor);
(d)     the proposed sub-participant will have no proprietary interest in the benefit of this Agreement or any of the Finance Documents or in any monies received by the relevant Lender under or in relation to this Agreement or any of the Finance Documents (in its capacity as sub-participant under that arrangement); and
(e)    the proposed sub-participant will under no circumstances: (i) be subrogated to, or be substituted in respect of, the relevant Lender’s claims under this Agreement or any of the Finance Documents; or (ii) otherwise have any contractual relationship with, or rights against, the Obligors under or in relation to this Agreement or any of the Finance Documents (in its capacity as sub-participant under that arrangement).”
(d)Include the additional provision as follows:

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“[30.13] Sub-participant Register
“(a)    In the case of a sub-participation (or any other agreement or arrangement having an economic effect substantially similar to a sub-participation) (in each case, other than any non-voting derivatives (which are not participations) which would otherwise be caught by the definition of “sub-participation”), the person granting the sub-participation (or similar right) shall, acting solely for these purposes as non-fiduciary agent for the Borrower, maintain a register (a “Sub-Participant Register”) on which it enters the name and address of each sub-participant (or person holding the similar right) and the Commitment and obligations (including principal and stated interest) in which each sub-participant (or other person) has an interest or obligation.
(b)     Notwithstanding anything to the contrary hereunder, including without limitation Clause 28 (Evidence and Calculations), the entries in the Sub- Participant Register shall be conclusive absent manifest error, and such person maintaining the Sub-Participant Register shall treat each person whose name is recorded in the Sub-Participant Register as the owner of such sub-participation (or similar right) for all purposes of a Finance Document notwithstanding any notice to the contrary.
(c)     Without prejudice to the other provisions of this Clause 30, no Lender shall have any obligation to disclose all or any portion of the Sub-Participant Register to any person (including the identity of any sub-participant or any information relating to a sub-participant’s interest in any Loans, Commitments or other obligations under any Finance Documents) except to the extent that such disclosure to a tax authority is necessary to establish that such Loan, Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise required thereunder.”
(e)Delete Clause 30.3(b)(iii) (Transfers by Lenders).
(f)Amend Clause 30.10 (Register) to add the following to such Clause:
“Without limitation of any other provision of this Clause 30, no transfer of an interest in a Loan or Commitment hereunder shall be effective unless and until recorded in the Register.”

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Schedule 11
SEVENTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS
All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 11 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement.
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.
1.Related Fund: amend clause 1.1 (Definitions) to delete the definition of “Related Fund” and replace it with the following:
“Related Fund” in relation to a fund or account that, in each case, invests in commercial loans (the “first fund”), means any other fund or account that, in each case, invests in commercial loans which is managed or administered directly or indirectly by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund or account that, in each case, invests in commercial loans whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.”

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Schedule 12
EIGHTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS
All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 12 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement.
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.
1.Resignation of Obligors
Add a new “Clause [X] (Resignation of an Obligor (other than Sunrise HoldCo III))” to the Credit Agreement on terms consistent with those in Clause 29.11 (Resignation of an Obligor (other than the Company)) of the credit agreement originally dated 1 August 2007 between among others Telenet BVBA as the Company and The Bank of Nova Scotia as the Facility Agent as last amended and restated on 16 November 2018, mutatis mutandis, and make all conforming changes required to incorporate such clause.
2.Defaulting Lenders: amend paragraph (a) of Clause 29.8 (Disenfranchisement of Defaulting Lenders) such that it reads as follows:
“In ascertaining the Majority Lenders, affected Lenders, all Lenders or any other class of Lenders (as applicable) or whether any given percentage (including, for the avoidance of doubt, unanimity) of any of the Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, a Defaulting Lender’s Available Commitments and participations will be deemed to be zero.”
3.Cross Default EOD: amend Clause 23.5 (Cross-default) by deleting the words “or is placed on demand, in each case;” at paragraph (b).
4.Changes to the Parties:
(a)Amend the new language to be included pursuant to paragraph 2 of Schedule 9 of this Agreement to add the words “except to the extent permitted by this Agreement and” at the start of the paragraph.
(b)Amend paragraph (c)(i) of Clause 30.8 (Additional Obligors) to add the words “under the relevant Facility” after the words “Majority Lenders”.
5.Transfers:
(a)Delete paragraph (a), (b) and (c) of Clause 30.3 (Transfers by Lenders) and replace it with the following new paragraphs (a) and (b) and make consequential changes to the numbering of the subsequent clauses:
“(a)    Subject to the other provisions of this Clause 30, any Lender (an “Existing Lender”) may, at any time, (i) assign all or any of its rights and benefits, (ii) transfer (by way of novation) all or any of its rights, benefits and obligations or (iii) enter into a Sub-participation in respect

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of any of its rights, benefits and obligations, in each case under any Finance Documents to another person (the “New Lender”) provided that:
(i)    the prior written consent of Sunrise HoldCo III is received in respect of any assignment, transfer or Sub-participation, such consent not to be unreasonably withheld, and provided further that:
(A)    such consent shall be deemed to have been given if not declined in writing within ten Business Days of a written request by any Lender to Sunrise HoldCo III;
(B)    no consent shall be required in the case of any assignment, transfer or Sub-participation by a Lender to another Lender and/or to its Affiliate (or, if applicable, to any Related Fund); and
(C)    no consent shall be required in the case of any assignment, transfer or Sub-participation to any New Lender at any time after the occurrence of an Event of Default which is continuing pursuant to any of Clauses 23.2 (Non-payment), 23.6 (Insolvency), 23.7 (Insolvency Proceedings), 23.9 (Creditors’ Process) or 23.10 (Similar Proceedings);
(ii)    the New Lender makes the representation set out in paragraph [X]19 of the Transfer Agreement; and
(iii)    in the case of a partial assignment, transfer or novation of rights and/or obligations, such assignment, transfer or novation shall be in a minimum amount (in relation to an Additional Facility Commitment denominated in Euros) of €1,000,000 or (in relation to an Additional Facility Commitment denominated in US Dollars) of US$1,000,000 or, in each case, such lower amount as the Existing Lender may agree with Sunrise HoldCo III (save that in the case of a partial assignment, transfer or novation by a Lender of its rights and/or obligations under an Additional Facility to an Affiliate or Related Fund of that Lender, such assignment, transfer or novation shall be in a minimum amount (in relation to an Additional Facility Commitment denominated in Euros) of €500,000 or (in relation to an Additional Facility Commitment denominated in US Dollars) of US$500,000 or, in each case, such lower amount as that Lender may agree with Sunrise HoldCo III).
19 Relating to qualifying lender representation in line with Liberty precedent.

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(b)    Notwithstanding any other provision of this Agreement, no Lender shall be entitled to assign, transfer or sub-participate any of its rights, benefits or obligations under the Finance Documents in relation to a Revolving Facility without the prior written consent of Sunrise HoldCo III, provided that no such consent shall be required in the case of any assignment, transfer or Sub-participation:
(i)    by a Lender to another Lender under the Revolving Facility and/or to its Affiliate (or, if applicable, to any Related Fund), in each case, which is a deposit taking financial institution authorised by a financial services regulator or similar regulatory body which has a long term credit rating equal to or better than BBB or Baa2 (as applicable) according to at least two of Moody’s, Standard & Poor’s or Fitch; and
(ii)    to any New Lender at any time after the occurrence of an Event of Default which is continuing pursuant to any of Clauses 23.2 (Non-payment), 23.6 (Insolvency), 23.7 (Insolvency Proceedings), 23.9 (Creditors’ Process) or 23.10 (Similar Proceedings).”
(b)    Amend Clause 30.3 (Transfers by Lenders) to include the following new paragraphs:
(i)    “Notwithstanding any other provision of this Agreement, no Lender shall be entitled to assign, transfer or sub-participate any of its rights, benefits or obligations under the Finance Documents to a New Lender that is a Defaulting Lender or a Sanctioned Lender, in each case without the prior written consent of Sunrise HoldCo III (acting in its sole discretion).
(ii)    Notwithstanding any other provision of this Clause 30.3 (Transfers by Lenders), no assignment or transfer shall be permitted to settle or otherwise become effective within the period of five Business Days prior to the last day of the Interest Period for the relevant Advance.
(iii)    Each New Lender, by executing the relevant Transfer Agreement or Novation Certificate, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the transferring Lender would have been had it remained a Lender.”

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6.Releases
(a)Amend Clause 29.4 (Release of Guarantees and Security) as follows:
(i)delete sub-paragraph (b)(i) and replace it as follows:
“(i)    the disposal (A) is permitted under Clause 21.11 (Disposals), (B) is in accordance with the release of any Obligor in accordance with this Agreement, (C) is as a result of, or in connection with, any solvent liquidation or dissolution that complies with Clause 21.29 (Internal Reorganisation) or (D) the consent of the Majority Lenders has been obtained; and”
(iv)     delete sub-paragraph (d) and replace it as follows:
“(d)    The Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of the relevant Obligor, execute such documents as may be required or desirable to effect any release (i) permitted under this Clause 29.4 (Release of Guarantees and Security), (ii) required to permit the granting of any Security Interest permitted under Clause 21.8 (Negative pledge), (iii) expressly permitted under the Finance Documents (excluding, for the avoidance of doubt, pursuant to any consent obtained from the Majority Lenders), (iv) permitted under the Intercreditor Agreement, (v) to which a prior written consent of the relevant Lenders has been granted in accordance with paragraph (f) of Clause 29.2 (Exceptions), (vi) in connection with any Permitted Transaction (other than a Permitted Transaction pursuant to paragraph (a) or (g) of that definition) or (vii) if it is necessary or desirable in connection with Clause 21.29 (Internal Reorganisation).”
(v)     Add new sub-paragraphs (f) and (g) as follows:
“(f)    Notwithstanding any other provision of this Agreement, Sunrise HoldCo III may require the Security Agent to, and the Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of the relevant Obligor, execute such documents as may be required or desirable to effect the release of the Security granted over any asset of an Obligor pursuant to the Security Documents to which it is a party to enable the relevant Obligor to grant in connection with that asset any encumbrance permitted under Clause 21.8 (Negative pledge). If, immediately prior to such release the relevant Obligor was treated as an Obligor for the purpose of the 80% Security Test, the relevant Obligor shall continue to be treated as an Obligor for those purposes notwithstanding any such release.

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(g)     Sunrise HoldCo III may designate that any Affiliate Subsidiary is no longer an Affiliate Subsidiary and require the Security Agent to, and the Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of Sunrise HoldCo III, execute such documents as may be required or desirable to effect the release of the guarantees provided and Security granted in connection with the accession of such Affiliate Subsidiary as a Guarantor (“Affiliate Subsidiary Release”); provided that immediately after giving effect to such Affiliate Subsidiary Release, either (i) the Guarantors at the relevant time represent a percentage which is greater than that required to satisfy the 80% Security Test and Sunrise HoldCo III provides a certificate to the Facility Agent certifying that upon the Affiliate Subsidiary Release the 80% Security Test would continue to be satisfied or (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (1) an Obligor could incur at least €1.00 of additional Financial Indebtedness pursuant to paragraph (xxii) of the definition of Permitted Financial Indebtedness or (2) the ratios of Senior Net Debt to Annualised EBITDA and of Total Net Debt to Annualised EBITDA would be no greater than they were immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such Affiliate Subsidiary Release.”
7.Break Costs: amend sub-paragraph (a)(i) of the definition of “Break Costs” in Clause 1.1 (Definitions) to include the words “and the effect of any interest rate floor” after the words “excluding the Margin” in parentheses.
8.Term Loan Interest Periods:
In paragraph (b) of Clause 13.2 (Selection of Interest Periods) delete the words “1, 2, 3 or 6 months, or, in each case, such other period of up to 12 months as the Lenders whose Commitments under the relevant Term Facility that aggregate more than 50% of the aggregate Commitments under that Term Facility may agree with the Borrower” and replace them with the following words:
“(i) 1, 2, 3 or 6 months; (ii) any shorter period agreed by the relevant Borrower and the Facility Agent; (iii) any longer period of up to 12 months agreed by the relevant Borrower and the Facility Agent (acting on the instruction of the Majority Lenders in relation to the relevant Facility); and (iv) in connection with the first Term Facility Advance under any Term Facility, any other period of six months or less as agreed to by the relevant Borrower and the Facility Agent”.

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9.Hedge Counterparties: in the definitions of “Acceptable Hedge Counterparty” and “Hedge Counterparty” in Clause 1.1 (Definitions) of the Intercreditor Agreement, after the words “credit institution” add the words “or financial institution”.
10.Permitted Financing Action:
(a)Amend Clause 14.1 (Place of Payment) to add the following words to the end of that Clause:
“, in each case, other than any payment to be made on a cashless basis as part of a Permitted Financing Action.”.
(b)Amend Clauses 14.2 (Funds) and 14.3(a) (Distribution) to add the following words to the end of that Clause:
“, in each case, other than any payment to be made on a cashless basis as part of a Permitted Financing Action.
11.Amendments and waivers:
(a)Add a new paragraph to Clause 29 (Amendments and Waivers) to include the following as a new paragraph:
“Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of Sunrise HoldCo III.”
(b)Delete paragraph (f) of Clause 29.2 (Exceptions) and replace it with the following:
“A waiver of issuance or the release of any Guarantor from any of its obligations under Clause 19 (Guarantee) or a release of any Security under the Security Documents, in each case, other than in accordance with the terms of any Finance Document shall require the prior written consent of affected Lenders whose Available Commitments plus Outstandings amount in aggregate to more than 75 per cent. of the aggregate Available Commitments plus Outstandings of those affected Lenders. This Clause may not be amended without the consent of Lenders whose Available Commitments plus Outstandings amount in aggregate to more than 75 per cent. of the aggregate Available Commitments plus Outstandings.”
(c)Add a new paragraph (i) to Clause 29.2 (Exceptions) as follows:
“No amendment or waiver of a term of any Ancillary Facility Document shall require the consent of any Finance Party other than the relevant Ancillary Facility Lender.”
(d)Amend sub-paragraph (a)(vii) of Clause 29.2 (Exceptions) by adding the following proviso at the end:
“(provided that paragraph (f) below may be amended with the consent of Lenders whose Available Commitments plus Outstandings amount in aggregate

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to more than 75 per cent. of the aggregate Available Facilities plus Outstandings); or”
12.Prepayments: amend Clause 10.9 (Miscellaneous Provisions) to delete paragraph (f) and replace it with the following:
“Other than in relation to any prepayment under Clause 10.7 (Right of prepayment and Cancellation in relation to a Single Lender) or Clause 18.1 (Illegality), any prepayment in part of any Advance shall be applied against the participations of the Lenders in that Advance pro rata (except to the extent any part of an Advance is to be repaid on a cashless basis as part of a Permitted Financing Action).”20
13.[Reserved]
14.Release Condition:
(a)Amend Clause 21 (Undertakings) to add the following words as a new Clause 21.33:
“21.33    Ratings Trigger
(a)Notwithstanding anything to the contrary in this Agreement or any other Finance Document, during the period (if any) that a Release Condition (as defined in paragraph (d) below) is satisfied:
(i)the following obligations and restrictions shall be suspended and shall not apply:
(A)the requirement to make mandatory prepayments under Clause 10.5 (Mandatory prepayment from disposal proceeds);
(B)the restrictions under Clause 21.11 (Disposals);
(C)the provisions of Clause 21.12 (Acquisitions and mergers);
(D)the provisions of Clause 21.13 (Restrictions on Financial Indebtedness);
(E)the provisions of Clause 21.14 (Restricted Payments);
(F)the provisions of Clause 21.15 (Loans and guarantees);
(G)the provisions of Clause 21.16 (Environmental matters);
(H)the restrictions under Clause 21.17 (Insurance);
(I)the restrictions under Clause 21.18 (Intellectual Property Rights);
(J)the restrictions under Clause 21.19 (Share capital);
(K)the restrictions under Clause 21.20 (Priority);
20 Note: reference to Clause 27.9 (Replacement of lenders) to be retained when creeper implemented.

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(L)the restrictions under Clause 21.21 (Share security);
(M)the restrictions under Clause 21.22 (Shareholder Loans);
(N)the restrictions under Clause 21.23 (Further security over receivables);
(O)the restrictions under Clause 21.25 (ERISA); and
(P)the provisions of paragraph (b) of Clause 30.8 (Additional Obligors);
(ii)the leverage financial covenant in Clause 22.2 (Financial Ratio) shall only be tested semi annually (for the Ratio Period ending on the second and fourth Quarter Dates in each financial year) if the Financial Ratio Test Condition is met on such second and fourth Quarter Dates in each financial year and the Financial Ratio Test Condition will only apply to such second and fourth Quarter Dates;
(iii)the relevant Margin payable on any utilisation or Unpaid Sum (as applicable) under any Additional Facility (to the extent specified in the relevant Additional Facility Accession Agreement for that Additional Facility) will be reduced by 0.50 per cent. per annum; and
(iv)the amount of each basket set by reference to a monetary amount for which a specific amount is set out in this Agreement and any definitions used therein (including all “annual”, “life of Facilities” and “at any time” and “aggregate” baskets) shall be increased by 50 per cent.
(b)If at any time after a Release Condition has been satisfied and a Release Condition subsequently ceases to be satisfied, any breach of this Agreement or any other Finance Document that arises as a result of any of the obligations, restrictions or other terms referred to in paragraph (a) above ceasing to be suspended or amended shall not (provided that it did not constitute an Event of Default at the time the relevant event or occurrence took place) constitute (or result in) a breach of any term of this Agreement or any other Finance Documents, a Default or an Event of Default.
(c)In respect of any amount which has not been applied in mandatory prepayment of the Facilities in accordance with Clause 10.5 (Mandatory prepayment from disposal proceeds) as a result of the Release Condition being satisfied (the “Released Amounts”), if the Release Condition subsequently ceases to be satisfied after the date the prepayment would have been required had the Release Condition not been satisfied, the failure to apply the Released Amounts in prepayment shall not result in a breach of any term of this Agreement or any other Finance Document.
(d)For the purposes of this Clause 21.33 the “Release Condition” means the Facilities or Sunrise HoldCo III receive any two of the following:
(i)a rating of “Baa3” (or the equivalent) or higher from Moody’s or any of its successors or assigns;
(ii)a rating of “BBB-” (or the equivalent) or higher from Standard & Poor’s or any of its successors or assigns; and/or

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(iii)a rating of “BBB-” (or the equivalent) or higher from Fitch or any of its successors or assigns, in each case, with a “stable outlook” from such rating agency.”
(1) Amend the definition of “Margin” in Clause 1.1 (Definitions) to include the     following wording at the end of that definition:

“, and if applicable, as reduced pursuant to Clause 21.33 (Ratings Trigger)”.
15.Default Interest: amend “two” in Clause 12.5(a) (Default interest) to read “one”.

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Schedule 13
NINTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 13 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement.
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.
1. 80% Security Test:
(a)Delete limb (b)(ii)(C) of the definition of 80% Security Test in Clause 1.1 (Definitions).
(b)Delete all references to “or 21.2(a)(ii)” in limb (a) of the definition of 80% Security Test in Clause 1.1 (Definitions).
(c)Replace all references to “relevant financial statements” in limb (a) of the definition of 80% Security Test in Clause 1.1 (Definitions) with “annual financial statements”.
2.Financial Indebtedness:
(a)Insert a new limb (e)(xii) into the definition of Financial Indebtedness in Clause 1.1 (Definitions) as follows:
“indebtedness raised through sale and lease back transactions.”

(b)Amend limb (e)(iv) of the definition of Financial Indebtedness in Clause 1.1 (Definitions) to delete “obligations under Finance Leases and” and replace it with “any Lease Obligations and obligations under”.
(c)Insert a new definition in Clause 1.1 (Definitions) as follows:
““Lease Obligations” means collectively obligations under any finance, capital or operating lease in accordance with GAAP.”
3.Relevant Event: Delete “(a)” and “or (b) Clause 22.2 (Financial Ratio)” from the definition of Relevant Event in Clause 1.1 (Definitions).
4.Tax indemnity: Delete Clause 15.4(b)(iii) (Tax indemnity) and replace with the following:
“(iii) to the extent a loss, liability or cost:

(A) has been compensated for by a payment under Clause 15.8 (Stamp Taxes) or would have been compensated for by such a payment, but for the application of any exception in such Clause;

(B) is compensated for by an increased payment under Clause 15.2 (Tax gross-up); or

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(C) is suffered or incurred by a Finance Party in respect of a Bank Levy.”

5.Permitted Disposals:
(a)Delete Clause 21.11(b)(liv)(C).
(b)Amend Clause 21.11(b)(vii) by deleting the following “, provided that the aggregate amount of all such asset securitisations or receivables factoring transactions does not exceed the greater of: (A) €250,000,000 (or its equivalent in other currencies) at any time; and (B) 5% of Total Assets at any time”.
(c)Amend Clause 21.11(b)(xxviii) to insert “(or any disposals of Cash Equivalent Investments)” immediately after “the application of cash in payments”.
(d)Delete the definition of French Group in Clause 21.11(d) (Disposals).
(e)Delete Clause 21.11(c)(i) and replace it with the following “(i) 17.5%;”.
(f)Delete the following from Clause 21.11(c)(y) “, except in respect of a disposal of the French Group”.
6.Information – Miscellaneous: Delete the following “(both in hard copy and in electronic form)” from Clause 21.3 (Information – Miscellaneous) and replace it with “(in electronic form and, if requested, hard copy).
7.Permitted Financial Indebtedness:
(a)Delete Clause 21.13(b)(xi) (Restrictions on Financial Indebtedness) and replace it with the following:
“(xi)    any Financial Indebtedness of a person which (A) is acquired by, or merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities), a member of the Borrower Group after the Signing Date and such acquisition, merger, consolidation, amalgamation or combination is permitted by Clause 21.12 (Acquisitions and mergers) or (B) becomes an Affiliate Subsidiary after the Signing Date; where such Financial Indebtedness existed at the date of (x) in the case of (A), completion of such acquisition, merger, consolidation, amalgamation or combination and (y) in the case of (B), such person becoming an Affiliate Subsidiary, provided that the amount of such Financial Indebtedness is not increased beyond the amount in existence at the date described in (x) and/or (y) (as applicable) (subject to the accrual of interest);”

(b)Delete Clause 21.13(b)(xviii) (Restrictions on Financial Indebtedness) and replace it with the following:
“(xviii) Financial Indebtedness arising under sale and leaseback arrangements or Vendor Financing Arrangements (to the extent these constitute Financial Indebtedness) provided that the aggregate principal amount thereof does not at any time exceed the greater of (A) €250,000,000 and (B) the amount that could be incurred so that the ratio of Senior Net Debt to Annualised EBITDA (giving pro forma effect to any such Financial Indebtedness and the use of proceeds thereof) is equal to, or less than, 4.50:1.00; and provided further that, in each case, the relevant lessor or provider of Vendor Financing Arrangements does not have the benefit of any Security Interest other than over the assets the subject of such sale and leaseback arrangements and/or Vendor Financing Arrangements;”

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(c)Amend Clause 21.13(b)(xxvi) (Restrictions on Financial Indebtedness) to insert “commodity trading or brokerage accounts,” after “overdraft,”.
(d)Amend Clause 21.13(b)(xxix) (Restrictions on Financial Indebtedness) to delete reference to “otherwise permitted under this Agreement”.
(e)Amend Clause 21.13(b)(xxxii) (Restrictions on Financial Indebtedness) to insert “after giving pro forma effect to the relevant acquisition or other transaction and the incurrence of such Financial Indebtedness pursuant to this paragraph” immediately after “(y) the ratio of Senior Net Debt to Annualised EBITDA”.
(f)Insert a new Clause 21.13(b)(xxxiv) and Clause 21.13(b)(xxxv) as follows (and (i) delete “and” at the end of Clause 21.13(b)(xxxiii) and (ii) make any necessary renumbering changes accordingly):
“(xxxiv) any liability that constitutes Financial Indebtedness in respect of any member of the Borrower Group incorporated in The Netherlands arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Section 2:403 of the Dutch Civil Code;

(xxxv) any liability that constitutes Financial Indebtedness arising as a result of a fiscal unity (fiscale eenheid) solely between members of the Borrower Group incorporated in The Netherlands;”

(g)Amend the definition of Permitted Borrower Group Guarantee Facilities in Clause 1.1 (Definitions) to delete reference to “€10,000,000” and replace it with “€50,000,000”.
(h)Insert a new Clause 21.13(b)(xxxvi) as follows (and make any necessary renumbering changes accordingly):
“(xxxvi) any Financial Indebtedness of any member of the Borrower Group in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Financial Indebtedness incurred pursuant to this paragraph and then outstanding, will not exceed 100% of the Net Cash Proceeds received by Sunrise HoldCo III or a Permitted Affiliate Parent from the issuance or sale (other than to a member of the Borrower Group) of its respective Subordinated Shareholder Loans or Capital Stock or otherwise contributed to the equity of Sunrise HoldCo III or a Permitted Affiliate Parent (and in each case, other than through the issuance of Disqualified Stock, Preferred Stock (as defined in Clause 10.4 (Change of Control)) or an Excluded Contribution); and”

(i)Insert new definitions in Clause 1.1 (Definitions) in their correct alphabetic positions in connection with the new Clause 21.13(b)(xxxvi) as follows:
““Disqualified Stock” means, with respect to any person, any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

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(b) is convertible or exchangeable for Financial Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of a member of the Borrower Group); or

(c) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the earlier of (i) the then latest Final Maturity Date of a Facility or (ii) the date on which there are no Outstandings; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Sunrise HoldCo III or a Permitted Affiliate Parent to repurchase such Capital Stock upon the occurrence of a change of control (as defined in a substantially identical manner to the corresponding definition in this Agreement) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that Sunrise HoldCo III or a Permitted Affiliate Parent may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by Sunrise HoldCo III or a Permitted Affiliate Parent with the provisions of Clause 21.11 (Disposals) and Clause 10.4 (Change of Control) and such repurchase or redemption complies with Clause 21.14 (Restricted Payments).

“Excluded Contribution” means Net Cash Proceeds or property or assets received by Sunrise HoldCo III or a Permitted Affiliate Parent as capital contributions or Subordinated Shareholder Loans to Sunrise HoldCo III or a Permitted Affiliate Parent or from the issuance or sale (other than to a Restricted Subsidiary (as defined in Clause 10.4 (Change of Control))) of Capital Stock (other than Disqualified Stock) of Sunrise HoldCo III or a Permitted Affiliate Parent, in each case to the extent designated as an Excluded Contribution by Sunrise HoldCo III or a Permitted Affiliate Parent.”

(j)Delete Clause 21.13(c) (Restrictions on Financial Indebtedness) and delete limb (d) of the definition of Restricted Person in Clause 1.1 (Definitions) (and make any necessary renumbering changes accordingly).
8.Permitted Payment:
(a)Amend Clause 21.14(c)(xiv)(A) to include “(directly or indirectly)” after the words “an amount equal to such payment is reinvested”.
(b)Amend the definition of Permitted Payment to delete “under paragraph (vii) of that definition” from Clause 21.14(c)(xii) (Restricted Payments).
(c)Amend the definition of Permitted Payment to delete “and” at the end of Clause 21.14(c)(xxxvi)(B) and instead insert it at the end of Clause 21.14(c)(xxxvi)(C) and insert a new limb (D) in Clause 21.14(c)(xxxvi) (Restricted Payments) as follows:
“(D) any property received in connection with such transaction shall not constitute (i) a cure pursuant to Clause 22.4 (Cure provisions) or (ii) an Excluded Contribution, up to the amount of such Permitted Payment made under this Clause 21.14(c)(xxxvi);”

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(d)Amend the definition of Permitted Payment by inserting:
(i)a new Clause 21.14(c)(xlii) (Restricted Payments) as follows:
“in connection with any transfer of the equity interests in a member of the Borrower Group provided that (A) the ratio of Senior Net Debt to Annualised EBITDA would not be greater than it was immediately prior to the relevant transfer and (B) such member of the Borrower Group whose equity interests have been transferred pursuant to this paragraph, becomes an Affiliate Subsidiary or member of the Borrower Group within 3 Business Days of such transfer;”;

(ii)a new Clause 21.14(c)(xliii) (Restricted Payments) as follows:
“following a Public Offering of Sunrise HoldCo III or a Permitted Affiliate Parent or any Parent, the declaration and payment by Sunrise HoldCo III, any Permitted Affiliate Parent or any Parent, or the making of any cash payments, advances, loans, dividends or distributions to any Parent to pay, dividends or distributions on the Capital Stock, common stock or common equity interests of Sunrise HoldCo III, any Permitted Affiliate Parent or any Parent; provided that the aggregate amount of all such dividends or distributions under this paragraph shall not exceed in any financial year the greater of (A) 6 per cent. of the Net Cash Proceeds of such Public Offering or subsequent equity offering by Sunrise HoldCo III or any Permitted Affiliate Parent or contributed to the capital of Sunrise HoldCo III or any Permitted Affiliate Parent by any Parent in any form other than Financial Indebtedness or Excluded Contributions and (B) following the Initial Public Offering, an amount equal to the greater of (1) 7 per cent. of the Market Capitalisation and (2) 7 per cent. of the IPO Market Capitalisation; and”; and
(iii)a new Clause 21.14(c)(xliv) (Restricted Payments) as follows:
“in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this Clause.”.

(e)Insert the following definitions in Clause 1.1 (Definitions) in their correct alphabetic positions in connection with the new Clause 21.14(c)(xliii) (Restricted Payments):
““Initial Public Offering” means an equity offering of common stock or other common equity interests of Sunrise HoldCo III, any Permitted Affiliate Parent or any Parent (the “IPO Entity”) following which there is a Public Market and, as a result of which, the shares of the common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognised exchange or traded on an internationally recognised market.

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“IPO Market Capitalisation” means an amount equal to (a) the total number of issued and outstanding shares of Capital Stock of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (b) the price per share at which such shares of common stock or common equity interests are sold or distributed in such Initial Public Offering.
“Market Capitalisation” means an amount equal to (a) the total number of issued and outstanding shares of Capital Stock of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (b) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, Subordinated Shareholder Loans or other capital contributions, the Cash proceeds of such issuance or sale net of legal fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commission and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Public Market” means at any time after an equity offering has been consummated, shares of common stock or other common equity interests of the IPO Entity having a market value in excess of €75,000,000 on the date of such equity offering have been distributed pursuant to such equity offering.
“Public Offering” means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include any offering pursuant to Rule 144A and/or Regulation S under the United States Securities Act of 1933 to professional market investors or similar persons).”

9.Loans and guarantees:
(a)Delete “, provided that no Obligor shall make a loan to any other member of the Borrower Group unless, within 60 days of making that loan:” from Clause 21.15(a) (Loans and guarantees) and also delete Clause 21.15(a)(i) and (ii) (Loans and guarantees) and make any consequential changes.
(b)Amend Clause 21.15(h)(v) to replace the reference to “30 days” with “60 days”.
(c)Delete Clause 21.15(bb) (Loans and guarantees) and replace it with the following:

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(d)“(bb)    any guarantee of any Financial Indebtedness of any Parent that is given by an Affiliate Subsidiary or another member of the Borrower Group provided that (i) on the date of incurrence of such guarantee the ratio of Total Net Debt to Annualised EBITDA on a pro forma basis would not exceed 5.50:1 (provided that outstanding Total Net Debt for the purpose of calculating such ratio under this paragraph shall include any Financial Indebtedness represented by guarantees by any member of the Borrower Group of Financial Indebtedness of any Parent), (ii) such guarantee is expressed to be subordinated to the liabilities of such Affiliate Subsidiary or other member of the Borrower Group (as applicable) under the Finance Documents and (iii) no Event of Default is continuing or occurs as a result of such Financial Indebtedness of that Parent being raised or issued;”.
10.Transfers by Lenders:
(a)Amend Clause 30.3(k) (Transfers by Lenders) to include “or Clause 29.9 (Replacement of Lenders)” after “under Clause 10.7 (Right of prepayment and cancellation in relation to a single Lender)”.
(b)Amend the new language to be included as a new Clause 30.3(b) (Transfers by Lenders) pursuant to paragraph 5(a) of Schedule 11 of this Agreement to insert “other than Clause [30.12] (Sub-participation)” immediately after “Notwithstanding any other provision of this Agreement”.21
11.Historic references: Delete any historic references which are no longer relevant (for example, references to Priority Pledge) to the extent not materially prejudicial to the interests of the Lenders and make any consequential changes.
12.Releases:
(a)Add a new paragraph (f) and a new paragraph (g) to Clause 29.4 (Release of Guarantees and Security) as follows:
“(f)    The Security Agent shall (and it is hereby authorised by the other Finance Parties to) at the cost of Sunrise HoldCo III, execute such documents as may be required or desirable to effect the release of any guarantees and/or Security which it is necessary or desirable to release in connection with any Permitted Tax Reorganisation provided that any equivalent guarantees and/or Security in respect of any other Pari Passu Lien Obligations are released simultaneously.”; and
“(g)    The Security Agent shall (and it is hereby authorised by the other Finance Parties to) upon the occurrence of a Permitted Guarantee Release, at the cost of Sunrise HoldCo III, execute such documents as may be required or desirable to effect the release of any guarantees and Security (other than Security in respect of (i) the shares in Sunrise HoldCo III and (ii) intercompany receivables payable by Sunrise HoldCo III) granted by Sunrise HoldCo IV.”

21 R&G note – this will be inserted once creeper 3(c) contained in the Ninth Amendments, Waivers, Consents and Other Modifications schedule has been included.

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(b)Insert new definitions in Clause 1.1 (Definitions) in their correct alphabetic positions in connection with the new paragraphs (f) and (g) in Clause 29.4 (Release of Guarantees and Security) as follows:
““Pari Passu Lien Obligations” means any Financial Indebtedness that has equal or substantially equal Security Interest priority to the Facilities on the Security (taking into account any intercreditor arrangements).
“Permitted Guarantee Release” means the release, at the option of Sunrise HoldCo III at any time when all Pari Passu Lien Obligations permit, of any guarantee granted by Sunrise HoldCo IV provided that all other guarantees granted by Sunrise HoldCo IV in connection with all other Pari Passu Lien Obligations are released simultaneously.”

13.Permitted Security:
(a)At paragraph (k) of the definition of Permitted Security Interest in Clause 1.1 (Definitions), insert the words “or any Refinancing Indebtedness in respect of such Finance Leases, sale and leaseback arrangements or Vendor Financing Arrangements” after reference to “Clause 21.13(b)(xviii) (Restrictions on Financial Indebtedness)”.
(b)At paragraph (m) of the definition of Permitted Security Interest in Clause 1.1 (Definitions), insert the words “and Security Interests created, incurred or assumed in connection with any Refinancing Indebtedness in respect of Financial Indebtedness pursuant to which any Security Interest over or affecting any asset (including any shares) acquired by a member of the Borrower Group after the Signing Date was granted” after the first reference to “the relevant acquisition or transaction”.
(c)At paragraph (i) of the definition of Permitted Security Interest in Clause 1.1 (Definitions), insert the words “and Security Interests created, incurred or assumed in connection with any Refinancing Indebtedness in respect of Financial Indebtedness pursuant to which any Security Interest over or affecting any asset of, or shares in, any person which becomes a member of the Borrower Group after the Signing Date was granted” after the first reference to “the relevant acquisition or transaction”.
(d)Insert a new paragraph (uu) to the definition of Permitted Security Interest in Clause 1.1 (Definitions) as follows: “any Security Interest arising under clause 24 or 25 of the general banking conditions (algemene bankvoorwaarden) of any member of the Dutch Banking Association.”
(e)Insert a new paragraph (H) in paragraph (t)(ii) of the definition of Permitted Security Interest in Clause 1.1 (Definitions) as follows (and make any necessary consequential changes): “(H) Financial Indebtedness which is permitted under sub-paragraph (xxxvi) of the definition of Permitted Financial Indebtedness,” once the amendment detailed at paragraph 7(h) of this Schedule 13 has been implemented.
(f)Insert a new paragraph (F) in paragraph (u)(ii) of the definition of Permitted Security Interest in Clause 1.1 (Definitions) as follows (and make any necessary consequential changes): “(F)    Financial Indebtedness which is permitted under sub-paragraph (xxxvi) of the definition of Permitted Financial

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Indebtedness,” once the amendment detailed at paragraph 7(h) of this Schedule 13 has been implemented.
14.Unrestricted Subsidiary: Delete the definition of Unrestricted Subsidiary in Clause 1.1 (Definitions) and replace it with the following:
““Unrestricted Subsidiary” means any Subsidiary of Sunrise HoldCo III, any Subsidiary of any Permitted Affiliate Parent and any Subsidiary of an Affiliate Subsidiary that is not an Obligor which is designated by Sunrise HoldCo III or any Permitted Affiliate Parent in writing as an Unrestricted Subsidiary.”

15.Increased Costs:
(a)Amend Clause 17.1(a) (Increased Costs) to delete both references to “the Signing Date” and replace with “the later of the date upon which (i) the Finance Party, who has incurred any Increased Cost which is the subject of this Clause, becomes a Party in accordance with the provisions of this Agreement and (ii) in the case of a Lender where the Facility under which such Lender initially had a Commitment when it became a Party has been cancelled, the first day of the Availability Period for the Facility under which such Lender has a Commitment (it being acknowledged that, where such Lender has Commitments under more than one Facility and such Facilities’ Availability Periods commenced on different dates, the relevant date shall be the earlier of those dates)”.
(b)Delete paragraph (b) of Clause 17.2 (Increased cost claims) and replace it with the following:
“Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and of the calculation of the Increased Cost) confirming (i) the amount of its Increased Costs or, if applicable, the Increased Costs of any of its Affiliates, (ii) that it is its policy or current practice to seek to recover such Increased Costs to a similar extent from other similar borrowers in relation to similar existing facilities (such similarity, in each case, determined by reference to the treatment of borrowers and facilities under the law or regulation giving rise to the relevant Increased Cost) and (iii) that it had not already taken such Increased Costs into account as part of its fees and pricing in connection with the Facilities, a copy of which shall be provided to Sunrise HoldCo III at the same time as such certificate is delivered to the Facility Agent, provided that no Finance Party shall be required to disclose information it is not legally allowed to disclose or in respect of which it is bound by contractual requirements of confidentiality or which is otherwise price-sensitive information prohibited from being disclosed pursuant to applicable law or regulation.”

16.Legal Reservations:
(a)Insert a new definition in Clause 1.1 (Definitions) as follows:

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““Legal Reservations” means:
(a)    the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, court protection, examinership, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;
(b)    the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and
(c)    any other general principles which are set out as qualifications or reservations as to matters of law in any legal opinion delivered under any Finance Document including (whether or not set out in such legal opinion) the qualification that security purporting to create fixed charges may create floating charges.”
(b)Amend Clause 10.4(d)(iii) (Change of Control) to delete reference to “substantially similar qualifications to those made in the legal opinions referred to in Schedule 2 (Conditions Precedent Documents)” and replace with reference to “the Legal Reservations”.
(c)Amend Clause 20.4(a) (Legal validity) to delete reference to “any relevant reservations or qualifications as to matters of law contained in any legal opinion referred to in Part 1 of Schedule 2 (Conditions Precedent Documents) or (as applicable) paragraph 13 of Part 2 of Schedule 2 (Conditions Precedent Documents)” and replace with reference to “the Legal Reservations”.
(d)Amend Clauses 20.4(b) and (c) (Legal validity) to delete reference to “any relevant reservation or qualification as to matters of law contained in any legal opinion referred to in paragraph (a) above” and replace with reference to “the Legal Reservations”.
(e)Amend Clause 20.6(a) (Consents) to delete reference to “any relevant reservations or qualifications contained in any legal opinion referred to in Clause 20.4(a) (Legal validity) above” and replace with a reference to “the Legal Reservations”.
(f)Amend paragraph 3 of Schedule 11 (Agreed Security Principles) to delete reference to “any legal opinion referred to in Clause 20.4 (Legal Validity)” and replace with reference to “the Legal Reservations”.

17.Financial Covenant:
(a)Amend the definition of Senior Debt in Clause 22.1 (Financial definitions) to delete limb (c) of such definition and replace it with the following:

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“(c) any Financial Indebtedness referred to in Clauses 21.13(b)(viii), 21.13(b)(xii), 21.13(b)(xiii), 21.13(b)(xxix) and 21.13(b)(xxxiv) (Restrictions on Financial Indebtedness);”.
(b)Amend the definition of Senior Debt in Clause 22.1 (Financial definitions) to delete limb (d) of such definition and replace it with the following:
(d)    any Financial Indebtedness referred to in Clause 21.13(b)(xi) or 21.13(b)(xxxii) (Restrictions on Financial Indebtedness), for a period of six months following the date of completion of an acquisition referred to in Clause 21.13(b)(xi) or 21.13(b)(xxxii) (Restrictions on Financial Indebtedness) only;”.

18.Borrower Group: Amend the definition of Borrower Group in Clause 1.1 (Definitions) to insert “and any Subsidiary of such Affiliate Subsidiary that is designated as a member of the Borrower Group by Sunrise HoldCo III or a Permitted Affiliate Parent [(provided that such designation shall only remain in effect whilst the relevant Affiliate Subsidiary has not been the subject of an Affiliate Subsidiary Release)]22” after the reference to “Affiliate Subsidiary” in paragraph (c) of the definition of Borrower Group.
19.Intra-Group Services: Amend the definition of Intra-Group Services in Clause 1.1 (Definitions):
(a)insert “, including stock and other incentive plans” into limb (c)(ii) after “other benefits”;
(b)delete limb (c)(iv) and replace with the following:
“(iv) the provision of treasury, audit, accounting, banking, strategy, IT, branding, marketing, network, technology, research and development, installation and customer service, telephony, office, administrative, compliance, payroll or other similar services; and”;
(c)delete “, in the ordinary course of business and on terms not materially less favourable to the relevant member of the Borrower Group than arms’ length terms,” in limb (d).

20.Holding Company Expenses: Amend limb (e) of the definition of Holding Company Expenses in Clause 1.1 (Definitions) to include “and/or a Permitted Tax Reorganisation” after “Post-Closing Reorganisation”.
21.Business: Amend the definition of “Business” in Clause 1.1 (Definitions) as follows:
(a)insert a new limb (c) as follows and re-letter the existing limbs (c) and (d) accordingly:
22 R&G note – language to be included once Affiliate Subsidiary Release concept is included from previous set of UPC/Sunrise creepers.

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“(c) other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which any Parent or any member of the Borrower Group are engaged from time to time, including, without limitation, all forms of television, telephony (including, for the avoidance of doubt, mobile telephony) and internet services and any services relating to carriers, networks, broadcast or communications services, or Content;” and
(b)amend the existing limb (c) by inserting “, (c)” immediately after “(b)”.

22.Resignation of Obligors: Amend the definition of Borrower in Clause 1.1 (Definitions) to insert “or Clause [●] (Resignation of an Obligor (other than Sunrise HoldCo III))” immediately after “Clause 30.2 (Transfers by Obligors)”23.
23.Default: Amend the definition of Default in Clause 1.1 (Definitions) to insert “provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default unless that condition is satisfied” after “be an Event of Default”.
24.Acceleration: Amend Clause 23.18 (Acceleration) and Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration) to insert a new paragraph as follows (and to make the consequential changes required to the numbering of the existing paragraphs in Clause 23.18 (Acceleration) and Clause 23.19 (Maintenance Covenant Revolving Facility Acceleration)):
“(b) Any notice of Default or Event of Default, notice of acceleration or instruction to the Facility Agent to provide a notice of Default or Event of Default or notice of acceleration, or to take any other action with respect to an alleged Default or Event of Default, may not be given with respect to any Default or Event of Default notified to the Facility Agent, reported publicly or which the Facility Agent otherwise became aware of, in each case, more than two years prior to such notice or instruction.”.

25.Permitted Transaction:
(a)Amend the definition of Permitted Transaction in Clause 1.1 (Definitions) to insert a new paragraph as follows:
“any acquisition or purchase of a spectrum license;”.
(b)Amend the definition of Permitted Transaction in Clause 1.1 (Definitions) to insert new paragraphs as follows:
“any step, circumstance or transaction which is mandatorily required by law (including arising under an order of attachment or injunction or similar legal process);”; and
“any intermediate steps or actions necessary to implement steps, circumstances, payments or transactions permitted or not prohibited by this Agreement;”.
23 R&G note – insertion of reference to new “Resignation of an Obligor (other than Sunrise HoldCo III)” clause to occur once “Resignation of Obligors” creeper contained in the Eighth Amendments, Waivers, Consents and Other Modifications schedule has been included.

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(c)Amend the definition of Permitted Transaction in Clause 1.1 (Definitions) to insert a new paragraph (i) as follows:
“so long as no [Default or Event of Default of the type specified in Clause 21.2 (Non-payment)]/[Relevant Event]24 has occurred and is continuing, Investments in any person to the extent that, after giving pro forma effect to any such Investment, the ratio of Senior Net Debt to Annualised EBITDA would not exceed 4.50 to 1.00;”
(d)Insert a new definition in Clause 1.1 (Definitions) as follows:
““Investment” means, with respect to any person, all investments by such person in other persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Financial Indebtedness or other similar instruments issued by, such person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.”
26.Cash Equivalent Investment: Amend paragraph (a) of the definition of Cash Equivalent Investment in Clause 1.1 (Definitions) to insert “, the government of Switzerland” immediately after “the relevant member state of the European Union”.
27.Reference Banks: Delete the definition of Reference Banks in Clause 1.1 (Definitions) and replace it with the following:
““Reference Banks” means, subject to Clause 30.9 (Reference Banks), the principal London offices of such banks as may be approved by the Facility Agent with the consent of Sunrise HoldCo III and such banks.”

28.Representations: Amend Clause 20.20(a) (Times for making representations and warranties) by deleting “on the date of each Request and”.
29.Financial information:
(a)Delete the following “(provided however, that to the extent any reports are filed on the SEC’s website or Sunrise HoldCo III’s website, such reports shall be deemed supplied to the Facility Agent in sufficient copies for all Lenders)” from Clause 21.2(a) (Financial information) and replace it with “(provided however, that (x) to the extent any reports are filed on the SEC’s website or Sunrise HoldCo III’s website, such reports shall be deemed supplied to the Facility Agent in sufficient copies for all Lenders and (y) the information required to be included in a certificate signed by a director of Sunrise HoldCo III pursuant to Clause 21.2(a)(iii)(B) shall only be required to be included in a certificate which is supplied to the Facility Agent for the
24 To refer to Relevant Event once the amendment detailed at paragraph 3 of this Schedule 13 has been implemented

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benefit of the Lenders under Maintenance Covenant Revolving Facilities and, as such, such information shall not be required to be supplied to the Facility Agent in sufficient copies for, or for distribution to, all Lenders, and as such a separate certificate which does not include such information may be provided to the Facility Agent for the benefit of the other Lenders)”.
(b)Delete Clauses 21.2(a)(iv) and 21.2(a)(v).

30.Priority: Delete Clause 21.20 (Priority).
31.Share security:
(a)Amend Clause 21.21(b) (Share security) to insert “within 60 days of the date that such shares are issued” immediately after “pursuant to the terms of a Security Document”.
(b)Amend Clause 21.21(c) (Share security) to insert “provided that the Facility Agent (acting in its sole discretion) may elect to waive the requirements of this Clause 21.21(c) (Share security) if Sunrise HoldCo III gives an undertaking in a form reasonably satisfactory to it that such requirements will be satisfied within 60 days of the date that such shares are issued” immediately after “may reasonably require”.
(c)Amend Clause 21.21(f) (Share security) to delete “upon issue” and insert “within 60 days of the date that such shares are issued” immediately after “in favour of the Beneficiaries”.

32.Breach of other obligations:
(a)Delete Clause 23.3(a) (Breach of other obligations) (and make any necessary renumbering changes accordingly).
(b)Amend Clause 23.3(b) (Breach of other obligations) by deleting “in paragraph (a) above or” immediately after “(other than those referred to”.

33.Expenses:
(a)Amend Clause 26.1 (Transaction Expenses) to include “which are properly documented and are” immediately after “(including legal fees, subject to any agreed caps)”.
(b)Amend Clause 26.2 (Amendment Costs) to include “which are properly documented and are” immediately after “(including legal fees, subject to any agreed caps)”.
(c)Amend Clause 26.3 (Enforcement Costs) to include “which are properly documented and are” immediately after “(including legal fees)”.

34.Counterparts: Amend Clause 36 (Counterparts) to replace the first reference to “This Agreement” with “A Finance Document (other than a Security Document governed by

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the laws of a jurisdiction which requires such Security Document to be signed on a single copy in order for such Security Document to grant a valid and enforceable Security Interest)” and replace the second reference to “this Agreement” with “such Finance Document”.
35.Ultimate Parent: Amend the definition of Ultimate Parent in Clause 1.1 (Definitions) by adding a new paragraph (b) as follows and renumbering the existing paragraphs accordingly:
(b) upon consummation of any transaction whereby Liberty Global PLC has a Parent, “Ultimate Parent” will mean the top tier Parent above Liberty Global PLC and its successors;”.

36.Notices: Amend Clause 37 (Notices) to replace each reference to “this Agreement” with “a Finance Document unless specified to the contrary in such Finance Document”.
37.Breach of Intercreditor Agreement:
(a)[Reserved]
(b)Delete Clause 21.14(c) (Breach of Intercreditor Agreement).

38.Additional Obligor Conditions Precedent:
(a)[Reserved]
(b)Delete paragraph 3(a) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) and make any necessary renumbering changes accordingly.
(c)Delete paragraph 3(b) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) once the amendment detailed at paragraph 1(a) of this Schedule 13 has been implemented and make any necessary renumbering changes accordingly.
(d)Amend paragraph 3(c) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) to delete “, together with a Pledge of Subordinated Shareholder Loans executed by the Additional Guarantor in respect of such Financial Indebtedness and the other documents referred to in Clause 21.22(a) (Shareholder Loans)” and replace it with “and, to the extent that Sunrise HoldCo III elects that such Financial Indebtedness should constitute Subordinated Shareholder Loans, a pledge over the instrument pursuant to which such proposed Subordinated Shareholder Loans have or has been advanced”.
(e)Delete paragraph 3(d) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) once the amendment detailed at paragraph 43 of this Schedule 13 has been implemented and make any necessary renumbering changes accordingly.

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(f)Delete paragraph 4 of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) and make any necessary renumbering changes accordingly.
(g)Delete paragraph 7(b) of Part 2 (To be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent Documents) and make any necessary consequential and renumbering changes accordingly.

39.Form of Request and Cancellation Notice:
(a)Amend Part 1 (Form of Request (Advances)) and Part 2 (Form of Cancellation and/or Prepayment Notice) of Schedule 3 (Form of Request and Cancellation Notice) to include reference to “Revolving Facility” wherever there is a reference to “Additional Facility”.
(b)Amend Part 1 (Form of Request (Advances)) and Part 3 (Form of Request (Documentary Credits)) of Schedule 3 (Form of Request and Cancellation Notice) to delete reference to “We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request” and replace it with “We confirm that each condition specified in Clause 4.2 (Further conditions precedent) that is required to be satisfied on the date of this Request is satisfied or (where required to be satisfied on the proposed Utilisation Date) is or will be satisfied on such Utilisation Date”.
(c)Amend Part 3 (Form of Request (Documentary Credits)) of Schedule 3 (Form of Request and Cancellation Notice) to insert “Documentary Credit” immediately prior to each reference to “Beneficiary”.

40.Personal liability: Amend Clause 1.2(j) (Construction) to delete the wording immediately after “that member of the Wider Group in a” and replace it with “Finance Document, certificate or other document required to be delivered under any Finance Document.”
41.Change of Control: Amend the definition of Controlling Company in Clause 10.4 (Change of Control) to delete “and” at the end of paragraph (A) and to delete Clause 10.4(b) (Change of Control) (and make any necessary consequential amendments) and instead include such language as new paragraphs below paragraph (B) as follows:
“(C) after a Post-Closing Reorganisation, New Intermediate Holdco and its successors; or

(D) after a Spin-Off in which LGEF and its successors (or if a Permitted Affiliate Group Designation Date has occurred, the Common Holding Company and its successors) is no longer a Parent of Sunrise HoldCo III Holdco (or if a Permitted Affiliate Group Designation Date has occurred, a common Parent of Sunrise HoldCo III Holdco and any Permitted Affiliate Parent), a Parent of Sunrise HoldCo III Holdco (or if a Permitted Affiliate Group Designation Date has occurred, a common Parent of Sunrise HoldCo III Holdco and any Permitted Affiliate Parent) designated by Sunrise HoldCo III and any successors of such Parent;”

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42.Enforcement of and undertakings in relation to certain agreements: Delete Clause 21.3A (Enforcement of and undertakings in relation to certain agreements) and Clause 21.3(c) (Information – Miscellaneous).
43.Shareholder Loans: Delete Clause 21.22 (Shareholder Loans) and make any other necessary consequential amendments.
44.Further security over receivables: Delete Clause 21.23 (Further security over receivables) and make any other necessary consequential amendments.
45.Sunrise Financing: Delete Clause 21.26(a) (Sunrise Financing) and replace it with the following:
“(a) Each Borrower will ensure that the proceeds of any loan made to Sunrise Financing by Sunrise HoldCo III or Sunrise FinCo II and the proceeds of any drawing made by Sunrise Financing shall be (i) used to prepay or repay any third party Financial Indebtedness to the extent not prohibited under this Agreement or (ii) invested by way of intercompany loan or equity subscription in one or more other members of the Borrower Group within five Business Days of receipt of such proceeds or, as the case may be, the relevant Utilisation Date.”

46.Cross default: Delete Clause 23.5(e) (Cross default).
47.Insolvency: Delete Clause 23.6(c) (Insolvency) and make any necessary renumbering changes accordingly.
48.Additional Obligors:
(a)Amend Clause 30.8(b) (Additional Obligors) and 30.8(d) (Additional Obligors) to delete “or (ii)”.
(b)Amend Clause 30.8(c)(i) to insert “under that Facility” immediately after “Majority Lenders”.
(c)Delete Clause 30.8(c)(iv).

49.Amendments and Waivers: Insert a new Clause 29.1(c) (Required consents) as follows “In respect of any request for a consent, waiver, amendment or other vote under the Finance Documents, a Lender may not vote part (but may vote all) of its Commitments in favour or against such request and a Lender may not abstain from voting part (but may abstain from voting all) of its Commitments in respect of such request, other than, in each case, with the prior written consent of Sunrise HoldCo III (in its sole discretion) and, in the event that any Lender purports to vote (or abstain from voting) its Commitments in breach of this paragraph (c) in respect of any request made by a member of the Borrower Group, such Lender shall be deemed to have voted all of its Commitments in favour of such request.”
50.Agreed Security Principles: Delete paragraph 3(a)(ii)(C) of Schedule 11 (Agreed Security Principles).
51.Cure provisions:
(a)Delete Clause 22.4(a) (Cure provisions) and replace with the following:

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“(a)    Sunrise HoldCo III may cure a breach of the financial ratio set out in Clause 22.2 (Financial Ratio) by procuring that:
(i)    additional equity is injected into, and/or additional Subordinated Shareholder Loans are provided to, one or more members of the Borrower Group in an aggregate amount equal to or greater than the amount which if it had been deducted from Senior Net Debt for the Ratio Period in respect of which the breach arose, would have avoided the breach;
(ii)    additional equity is injected, and/or additional Subordinated Shareholder Loans are provided to, one or more members of the Borrower Group in an aggregate amount equal to or greater than the amount which if it had been added to EBITDA for the Ratio Period in respect of which the breach arose, would have avoided the breach;
(iii)    any Revolving Facility Outstandings, Outstandings under any Additional Revolving Facility and/or net indebtedness under any Ancillary Facility are prepaid (from any source selected by Sunrise HoldCo III in its sole discretion) in an amount which if such prepayment had occurred immediately prior to the calculation on the last day of the Ratio Period in respect of which the breach arose, the Financial Ratio Test Condition as at the last day of that Ratio Period would have not been met and therefore the financial ratio would not have been required to be tested;
(iv)    non-cash assets are contributed to one or more members of the Borrower Group in an aggregate amount (determined by reference to such non-cash assets’ fair market value (as determined by Sunrise HoldCo III in good faith)) equal to or greater than the amount which if it had been deducted from Senior Net Debt for the Ratio Period in respect of which the breach arose, would have avoided the breach; or
(v)    non-cash assets are contributed to one or more members of the Borrower Group in an aggregate amount (determined by reference to such non-cash assets’ EBITDA (as determined by Sunrise HoldCo III in good faith)) equal to or greater than the amount which if it had been added to EBITDA for the Ratio Period in respect of which the breach arose, would have avoided the breach.”
(b)Delete Clause 22.4(b) (Cure provisions) and replace with the following:

“(b)    A cure under this Clause 22.4 will not be effective unless:
(i)in the case of paragraphs (a)(i), (a)(ii), (a)(iv) and (a)(v) an amount equal to or greater than the required amount of additional equity, the proceeds of any Subordinated Shareholder Loans, the EBITDA of the

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non-cash assets or the amount of non-cash assets (as applicable) are received by one or more members of the Borrower Group; or
(ii)in the case of paragraph (a)(iii) above, any Revolving Facility Outstandings, Outstandings under any Additional Revolving Facility and/or net indebtedness under any Ancillary Facility that are required to be prepaid are so repaid, in each case, within 30 Business Days of delivery of the financial statements delivered under Clause 21.2 (Financial information) which show that Clause 22.2 (Financial Ratio) has been breached (“Cure Period”).”
(c)Delete Clause 22.4(d) (Cure provisions) and replace with the following:
“(d)    Sunrise HoldCo III shall make an election (at its sole discretion) by notice to the Facility Agent prior to the end of the Cure Period as to whether a breach of the financial ratio set out in Clause 20.2 (Financial Ratio) shall be cured pursuant to a recalculation as described in either sub-paragraph (a)(i), (a)(ii), (a)(iii), (a)(iv) or (a)(v) above.”
(d)Delete Clause 22.4(e) (Cure provisions) and replace with the following:
“(e)    If Sunrise HoldCo III makes an election for a recalculation as described in sub-paragraphs (a)(i), (a)(ii), (a)(iv) and (a)(v) above, it shall be under no obligation to apply the amount of additional equity, the proceeds of any Subordinated Shareholder Loans or the amount of non-cash assets that are received by one or more members of the Borrower Group in prepayment of the Facilities or for any other specific purpose and such amount will be deemed to be deducted from Senior Net Debt or added to EBITDA for the purposes of Clause 22.2 (Financial Ratio) (as applicable) as at the last day of the relevant Ratio Period.”
(e)Delete Clause 22.4(h) (Cure provisions) and replace with the following:
“(h)    Where a cure is exercised under this Clause 22.4 in respect of a breach of Clause 22.2 (Financial Ratio) for any financial quarter and Sunrise HoldCo III makes an election for a recalculation as described in sub-paragraph (a)(ii) or (a)(v) above, the amount of additional equity, the proceeds of any Subordinated Shareholder Loans or the EBITDA of the non-cash assets (as applicable) that are received by one or more members of the Borrower Group shall also be added in calculating EBITDA for any future Ratio Period that includes such financial quarter. Any Adjustments pursuant to this paragraph will not be treated as a separate cure.”

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52.Capital Stock: Move the definition of Capital Stock from Clause 10.4 (Change of Control) to its correct alphabetic position in Clause 1.1 (Definitions) and make any necessary consequential changes.
53.Contractual recognition of bail-in:
(a)[Reserved]
(b)[Reserved]
(c)Amend limb (b) of the definition of Write-down and Conversion Powers in Clause 1.1 (Definitions) to insert “other than the UK Bail-In Legislation” immediately after “any other applicable Bail-In Legislation”.
(d)Delete limb (c) of the definition of Write-down and Conversion Powers in Clause 1.1 (Definitions) and replace it with:

“(c) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.”

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Schedule 14
TENTH AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 14 are to Clauses, Paragraphs, Schedules and definitions of the Credit Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Credit Agreement.
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.
1.Determinations – Option A:
Delete clause 22.5 (Determinations) in its entirety and replace it as follows:

(a)Financial Indebtedness of the Borrower Group originally denominated in any currency other than CHF that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into CHF, will be taken into account at its CHF equivalent using the effective exchange rate in the relevant foreign exchange hedging transactions.
(b)Unless stated to the contrary in this Agreement, all the terms used above are to be calculated in accordance with the Relevant Accounting Principles.
(c)Notwithstanding paragraphs (a) and (b) above, Hedged Debt (as defined below) will be taken into account at its CHF equivalent calculated using the same weighted average exchange rates for the relevant Ratio Period used in the profit and loss statements of the relevant accounts of the Borrower Group for calculating the CHF equivalent of EBITDA denominated in the same currency as the currency in which that Hedged Debt is denominated or into which it has been swapped, as described below.
“Hedged Debt” means:

(i)Financial Indebtedness of the Borrower Group originally denominated in any currency other than CHF in which any member of the Borrower Group earns EBITDA (a “functional currency”) and that has not been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into CHF; and
(ii)Financial Indebtedness of the Borrower Group that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into a functional currency.
(d)If there is a dispute as to any interpretation of or computation for Clause 22.1 (Financial definitions), the interpretation or computation of the auditors of Sunrise HoldCo III shall prevail.
2.Determinations – Option B:
Delete clause 22.5 (Determinations) in its entirety and replace it as follows:

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(a)Financial Indebtedness of the Borrower Group originally denominated in any currency other than CHF that has been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into CHF, will be taken into account at its CHF equivalent using the effective exchange rate in the relevant foreign exchange hedging transactions.
(b)Financial Indebtedness of the Borrower Group originally denominated in any currency other than CHF that has not been swapped, directly or indirectly through one or more foreign exchange hedging transactions, into CHF, will be taken into account at its CHF equivalent using:
(i)if the Borrower Group has generated EBITDA in the relevant Ratio Period denominated in that currency, the same weighted average exchange rates for the relevant Ratio Period used in the profit and loss statements of the relevant accounts of the Borrower Group for calculating the CHF equivalent of EBITDA denominated in that currency; or
(ii)if the Borrower Group has not generated EBITDA in the relevant Ratio Period denominated in that currency, the weighted average exchange rates for the relevant Ratio Period determined by Sunrise HoldCo III acting reasonably, provided that if a calculation is being made in connection with the incurrence of that Financial Indebtedness, at the election of Sunrise HoldCo III in its sole discretion, it may be taken into account at its CHF equivalent using the Agent’s Spot Rate of Exchange at the time of that calculation.

(c)Unless stated to the contrary in this Agreement, all the terms used above are to be calculated in accordance with the Relevant Accounting Principles.
(d)If there is a dispute as to any interpretation of or computation for Clause 22.1 (Financial definitions), the interpretation or computation of the auditors of Sunrise HoldCo III shall prevail.
3.Determinations – Option C:
Delete clause 22.5 (Determinations) in its entirety and replace it as follows:

(a)Financial Indebtedness and EBITDA of the Borrower Group originally denominated in any currency other than CHF may, at the election and determination of Sunrise HoldCo III in its sole discretion, be taken into account at its CHF equivalent using:
(i)the weighted average exchange rates for the relevant period determined by Sunrise HoldCo III acting reasonably;
(ii)exchange rates otherwise consistent with the exchange rate methodology applied in the financial statements required to be delivered under Clause 21.2(a)(i) or (ii) (Financial information);
(iii)in connection with Financial Indebtedness of the Borrower Group only, the effective exchange rates in respect of any related foreign exchange hedging transactions; or
(iv)the spot rate on the relevant date (such rate as elected and determined by Sunrise HoldCo III acting reasonably).

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(b)Unless stated to the contrary in this Agreement, all the terms used above are to be calculated in accordance with the Relevant Accounting Principles.
(c)If there is a dispute as to any interpretation of or computation for Clause 22.1 (Financial definitions), the interpretation or computation of the auditors of Sunrise HoldCo III shall prevail.
4.General CHF amendments: Amend all references to “Euro”, “Euros” or “€” to refer to “CHF” in all provisions of the Credit Agreement and/or the Intercreditor Agreement related to baskets, thresholds, ratios, permissions, financial covenant calculations and covenants (including, without limitation, in the definition of Cash and clause 1.5 (Exchange Rates) provided that, for the avoidance of doubt, there shall be no change to any number referenced in the Credit Agreement and the Intercreditor Agreement based on a foreign exchange differential.
5.Deferred consideration for receivables financings:
Add a new paragraph in Clause 21.15 (Loans and guarantees) as follows:

“any loan made or credit given to any person that acquires receivables directly or indirectly from any member of the Borrower Group in connection with any asset securitisation programme or receivables factoring transaction.”

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SIGNATORIES
Facility Agent and Security Agent
EXECUTED as a DEED for and on behalf of
THE BANK OF NOVA SCOTIA as Facility Agent
AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title: Director
AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title: Director
EXECUTED as a DEED for and on behalf of

THE BANK OF NOVA SCOTIA as Security Agent
AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title: Director
AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title: Director

(Project Omega – signature page to AAA Accession Agreement)

(Project Omega – signature page to AAA Accession Agreement)

Company
EXECUTED as a DEED for and on behalf of
SUNRISE HOLDCO III B.V. acting by:
AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title: Authorized Signatory

AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title: Authorized Signatory

AUTHORIZED SIGNATORY
……………………………….
Name: AUTHORIZED SIGNATORY
Title: Authorised Signatory

(Project Omega – signature page to AAA Accession Agreement)

Borrower
EXECUTED as a DEED for and on behalf of
SUNRISE FINANCING PARTNERSHIP acting by:
AUTHORIZED SIGNATORY
……………………………….

Name:     AUTHORIZED SIGNATORY

Title: Authorized Signatory

AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title: Authorized Signatory

AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title: Authorized Signatory

(Project Omega – signature page to AAA Accession Agreement)

Additional Facility AAA Lender
EXECUTED as a DEED for and on behalf of
THE BANK OF NOVA SCOTIA acting by:
AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title:     Director
AUTHORIZED SIGNATORY
……………………………….
Name:     AUTHORIZED SIGNATORY
Title:     Authorized Signatory

(Project Omega – signature page to AAA Accession Agreement)